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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Quad/Graphics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUAD/GRAPHICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2014

To the Shareholders of Quad/Graphics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Quad/Graphics, Inc. will be held on Monday, May 19, 2014, at 10:00 A.M., Central Time, at our corporate offices located at N61 W23044 Harry’s Way, Sussex, Wisconsin 53089, for the following purposes:

1.To elect all seven directors to our Board of Directors, to hold office until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2.To conduct an advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement.

3.To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 31, 2014 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed with this notice.

By Order of the Board of Directors
QUAD/GRAPHICS, INC.

Jennifer J. Kent
Vice President, General Counsel and Secretary

Sussex, Wisconsin
April 15, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting To Be Held on May 19, 2014.

The Quad/Graphics, Inc. proxy statement for the 2014 Annual Meeting of Shareholders and the 2013 Annual Report to Shareholders are available at: www.qg.com/annualmeeting

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS ON IT AND RETURN IMMEDIATELY.

QUAD/GRAPHICS, INC.
N61 W23044 Harry’s Way
Sussex, Wisconsin 53089

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2014

This proxy statement is being furnished to shareholders by the Board of Directors (sometimes referred to as the Board) of Quad/Graphics, Inc. (sometimes referred to as the Company, Quad/Graphics, we, our, us or similar terms), beginning on or about April 15, 2014. This proxy statement is being furnished in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Monday, May 19, 2014, at 10:00 A.M., Central Time, at the Company’s corporate offices located at N61 W23044 Harry’s Way, Sussex, Wisconsin 53089, and all adjournments or postponements thereof (sometimes referred to as the Annual Meeting), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice to the Company in writing or in open meeting.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in it. The shares represented by executed but unmarked proxies will be voted as follows:

•	FOR all seven persons nominated for election as directors referred to in this proxy statement;

•
FOR the advisory vote to approve the compensation of the individuals named in the Summary Compensation Table set forth below in this proxy statement (such group of individuals are sometimes referred to as our named executive officers); and

•	on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Other than the election of seven directors and the advisory vote to approve the compensation of our named executive officers, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting. An inspector of elections appointed by the Board will tabulate all votes at the Annual Meeting.

Only holders of record of the Company’s class A common stock and class B common stock (sometimes referred to collectively as the Common Stock) at the close of business on March 31, 2014 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote: (a) 34,483,653 shares of class A common stock, each of which is entitled to one vote per share, with an aggregate of 34,483,653 votes; and (b) 14,198,464 shares of class B common stock, each of which is entitled to ten votes per share, with an aggregate of 141,984,640 votes. The presence of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists.

ELECTION OF DIRECTORS

The Board currently consists of seven directors. At the Annual Meeting, the shareholders will elect all seven directors to one-year terms—to hold office until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the seven persons named as nominees in this proxy statement. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

Betty Ewens Quadracci, a director of Quad/Graphics since 2002 and, among other things, a co-founder of the Company in 1971 with her late husband, Harry V. Quadracci, died on December 9, 2013. Effective December 13, 2013, Dr. Kathryn Quadracci Flores was elected to the Board to fill the Board seat formerly occupied by her mother, Betty Ewens Quadracci, pursuant to the direction of the Quad/Graphics Voting Trust.

Each director will be elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of the Company’s class A common stock and class B common stock vote together as a single class on the election of directors.

The following sets forth certain information, as of March 5, 2014, about the Board’s nominees for election at the Annual Meeting.

J. Joel Quadracci, 45, has been a director of Quad/Graphics since 2003, its President since January 2005, its President and Chief Executive Officer since July 2006 and its Chairman, President and Chief Executive Officer since January 2010. Mr. Quadracci joined Quad/Graphics in 1991 and, prior to becoming President and Chief Executive Officer, served in various capacities, including Sales Manager, Regional Sales Strategy Director, Vice President of Print Sales, Senior Vice President of Sales & Administration and President and Chief Operating Officer. Mr. Quadracci also serves on the board of directors for the Direct Marketing Association and Wisconsin Manufacturers & Commerce, a trade organization. Mr. Quadracci received a Bachelor of Arts in Philosophy from Skidmore College in 1991. Mr. Quadracci is the brother of Kathryn Quadracci Flores, a director of the Company, and the brother-in-law of Christopher B. Harned, a director of the Company. Quad/Graphics believes that Mr. Quadracci’s experience in the printing industry and in leadership positions with the Company qualifies him for service as a director of the Company.

Dr. Kathryn Quadracci Flores, M.D., 46, has been a director of Quad/Graphics since December 2013. Dr. Flores serves as CEO of Blooming Minds Ventures, LLC, a company she conceived and co-founded in 2010. Dr. Flores serves on the board of directors for the Windhover Foundation, the board of trustees for the Collegiate School of New York and the Marymount School of New York. Dr. Flores previously served on the board of directors for the Brown University Sports Foundation and the advisory board for Quad/Med, LLC. Dr. Flores received her Bachelor’s degrees from Brown University in 1990 and her Doctor of Medicine from Columbia University School of Physicians and Surgeons in 1995. Dr. Flores is the sister of J. Joel Quadracci, the Company’s Chairman, President and Chief Executive Officer, and the sister-in-law of Christopher B. Harned, a director of the Company. Quad/Graphics believes that Dr. Flores’ knowledge of the Company, education and her business and board experience qualifies her to serve as a director of the Company.

William J. Abraham, Jr., 66, has been a director of Quad/Graphics since 2003. He has been a partner with Foley & Lardner LLP, a law firm in Milwaukee, Wisconsin, since 1980, and was formerly Chairman of the firm’s Business Law Department and a member of its Management Committee. Mr. Abraham served as a director of Proliance International, Inc. from 1995 to 2010, and is currently a director of several private companies including The Vollrath Company, LLC; Park Bank; Lakeview Equity Partners, LLC; and Windway Capital Corp. Mr. Abraham received a Bachelor of Arts from the University of Illinois in 1969 and a Juris Doctor from the University of Michigan Law School in 1972. Quad/Graphics believes that Mr. Abraham’s experience as a director of various companies and as a practicing attorney qualify him to serve as a director of the Company.

Douglas P. Buth, 59, has been a director of Quad/Graphics since 2005. He retired as Chairman, Chief Executive Officer and President of Appleton Papers, Inc., a producer of carbonless, thermal, security paper and performance packaging products, and as Chief Executive Officer and President of Paperweight Development Corp., the parent company of Appleton Papers, Inc., in 2005. Prior to becoming Chief Executive Officer and President, Mr. Buth had served in a variety of roles at Appleton Papers, Inc., including positions in strategic planning, marketing and sales and as general manager and executive vice president. Mr. Buth is currently a member of the board of directors for Trek Bicycle Corporation, where he serves as chairman of the audit committee and a member of the compensation committee, Grange Mutual Insurance Company, where he serves as chairman of the governance committee and a member of the investment committee and the executive committee, and Integrity Mutual Insurance Company, where he serves as chairman of the compensation committee. Mr. Buth received a Bachelor of Business Administration in Accounting from the University of Notre Dame in 1977. He qualified as a C.P.A. with PricewaterhouseCoopers LLP in 1979 and thereafter held a number of financial positions with Saks Fifth Avenue and BATUS Inc. Quad/Graphics believes that Mr. Buth’s financial background as a C.P.A. and his experience as a leader of a publicly-traded company and on several boards of directors qualify him for service as a director of the Company.

Christopher B. Harned, 51, has been a director of Quad/Graphics since 2005. In January 2012, he joined Robert W. Baird & Co., Inc. as a Managing Director of the Investment Banking Group M&A team. Prior to joining Baird, he served as a Partner, Managing Director and Head of the Consumer Products Group of The Cypress Group LLC, a New York City-based private equity firm. Prior to joining The Cypress Group LLC in 2001, Mr. Harned was a Managing Director and Global Head of Consumer Products M&A with Lehman Brothers, where he had worked for over 16 years. Mr. Harned is a member of the board of directors of bswift, an employee benefits software-as-a-service business; and FreshPet, a pet food company. Mr. Harned received a Bachelor’s degree from Williams College in 1985. Mr. Harned is the brother-in-law of J. Joel Quadracci, the Company’s Chairman, President and Chief Executive Officer, and the brother-in-law of Kathryn Quadracci Flores, a director of the Company. Quad/Graphics believes that Mr. Harned’s experience in the financial services industry and his leadership at several companies in various industries qualifies him to serve as a director of the Company.

Thomas O. Ryder, 69, has been a director of Quad/Graphics since the July 2010 acquisition of World Color Press Inc. (sometimes referred to as World Color Press). He served as the lead independent director of World Color Press from September 2009 to July 2010. He has been a member of the board of directors of Amazon.com, Inc. since November 2002, the board of directors of Starwood Hotels and Resorts Worldwide Inc. since April 2001 and the board of directors of RPX Corporation since December 2009. Mr. Ryder was Chairman of the Board and Chairman of the Audit Committee of Virgin Mobile USA, Inc. from October 2007 to November 2009. Prior to becoming World Color Press’ lead independent director, Mr. Ryder served as Chairman of The Reader’s Digest Association, Inc., a media and marketing company, from April 1998 to December 2006 and Chief Executive Officer of The Reader’s Digest Association, Inc. from April 1998 to December 2005. Prior to joining The Reader’s Digest Association, Inc., Mr. Ryder served in a number of executive roles at American Express, including as President of the American Express Publishing Company. In 1990, Mr. Ryder became President of Establishment Services Worldwide for American Express and subsequently ran American Express Travel Related Services Co. (International) Inc. Mr. Ryder is a former Chairman of the Magazine Publishers of America and a former board member of the Association of American Publishers and Direct Marketing Association. Mr. Ryder received a Bachelor of Arts from Louisiana State University in 1966. Quad/Graphics believes that Mr. Ryder’s public company audit committee experience, and his career as an executive and director in the publishing industry, qualify him for service as a director of the Company.

John S. Shiely, 61, has been a director of Quad/Graphics since 1996. He is the retired Chairman and Chief Executive Officer of Briggs & Stratton Corporation, a producer of air cooled gasoline engines for outdoor power equipment. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely had worked for Briggs & Stratton Corporation in various capacities, including Vice President and General Counsel, Executive Vice President – Administration and President, since joining the company in 1986. Mr. Shiely has served as a director of BMO Financial Corporation since 2011, BMO Harris Bank N.A. since 2012, The Scotts Miracle-Gro Company from 2007 to 2013 and of Oshkosh Corporation since 2012, and served as a director of Marshall & Ilsley Corporation from 1999 until its sale in 2011. Mr. Shiely received a Bachelor of Business Administration in Accounting from the University of Notre Dame, a Juris Doctor from Marquette University Law School, a Master of Management from the J. L. Kellogg Graduate School of Management at Northwestern University, and in 2010 studied corporate governance as a visiting scholar in the graduate program at Harvard Law School. Quad/Graphics believes that Mr. Shiely’s career as an executive of a publicly-traded company, his experiences as a director of various publicly-traded companies and his education in accounting and law qualify him to serve as a director of the Company.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The corporate governance guidelines also establish the Company’s policies on director orientation and continuing education, which include a mandatory orientation program for new directors and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company’s corporate governance guidelines provide that the Board have regularly scheduled meetings at which the non-management directors meet in executive session without the Company’s executive officers being present. The non-management directors may also meet without the Company’s executive officers present at such other times as they determine appropriate. The corporate governance guidelines also provide that the Company’s executive officers and other members of senior management who are not members of the Board will participate in Board meetings to present information, make recommendations and be available for direct interaction with members of the Board. The corporate governance guidelines are available, free of charge, on the Company’s website, www.qg.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other Company report or document on file with or furnished to the Securities and Exchange Commission (sometimes referred to as the SEC).

Independence; NYSE Controlled Company Exemptions; Board Leadership Structure

The Board has adopted director independence standards to assist it in making determinations regarding whether the Company’s directors are independent as that term is defined in the listing standards of the New York Stock Exchange (sometimes referred to as the NYSE). These standards are available, free of charge, on the Company’s website, www.qg.com. Based on these standards, the Board determined that Messrs. Abraham, Buth, Ryder and Shiely are independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by the Board, while Dr. Flores and Messrs. Quadracci and Harned are not deemed to be independent. In making this determination, with respect to Mr. Abraham, the Board considered his relationship with Foley & Lardner LLP and the fees paid by the Company to such firm during the last three years (see “—Compensation Committee Interlocks and Insider Participation” below).

Although a majority of the members of the Board are independent under the listing standards of the NYSE and the director independence standards adopted by the Board, the Company is eligible for an exemption from certain requirements of the NYSE relating to, among other things, the independence of directors. Since the Quad/Graphics Voting Trust (see “Stock Ownership of Management and Others—Quad/Graphics Voting Trust” later in this proxy statement) owns more than 50% of the total voting power of the Company’s stock, the Company is considered a “controlled company” under the corporate governance listing standards of the NYSE. As a controlled company, the Company is eligible for the NYSE’s exemption of controlled companies from the obligation to comply with certain of the NYSE’s corporate governance requirements, including the requirements:

•	that a majority of the Board consist of independent directors, as defined under the rules of the NYSE;

•
that the Company have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

The Company’s bylaws and corporate governance guidelines provide the Board with the discretion to determine whether to combine or separate the positions of chairman of the board and chief executive officer. The Board currently believes it is in the best interests of the Company and its shareholders to combine these two roles because this provides the Company with unified leadership and direction and Mr. Quadracci is the person best qualified to serve as chairman given his history with the Company and his skills and knowledge within the industry in which the Company operates.

Based on the fact that the Company is controlled by the Quadracci family through the Quad/Graphics Voting Trust, the Board does not believe it is necessary to have an independent lead director.

Board’s Role in the Oversight of Risk

The full Board is responsible for the oversight of the Company’s operational and strategic risk management process. The Board oversees a company-wide approach to risk management, carried out by management. The full Board determines the appropriate risk for the Company generally, assesses the specific risks the Company faces and reviews the steps taken by management to manage those risks.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Board relies on its audit committee to address significant financial risk exposures facing the Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. The Board relies on its compensation committee to address significant risk exposures facing the Company with respect to compensation and with appropriate reporting of these risks to be made to the full Board. The Board’s role in the Company’s risk oversight has not affected the Board’s leadership structure.

Board Meetings

The Board held six meetings in 2013. During the period of the director’s service in 2013, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and those committees of the Board on which such director served. At each regularly-scheduled Board meeting, the directors also met in executive session without the Company’s executive officers present. No presiding director was chosen for these sessions in 2013. Directors are expected to attend the Company’s Annual Meeting of Shareholders each year. At the 2013 Annual Meeting, all of the directors then serving were in attendance.

Communications with the Board

Shareholders and other interested parties may communicate with the Board by writing to Quad/Graphics, Inc., Board of Directors (or, at the writer’s option, to a specific director or to the non-management directors as a group), c/o Jennifer J.Kent, Vice President, General Counsel and Secretary, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995. Ms. Kent will ensure that the communication is delivered to the Board, the specified director or the specified group of directors, as the case may be.

Board Committees

The Board currently has standing audit, finance and compensation committees. Each committee is appointed by and reports to the Board. The Board has adopted, and may amend from time to time, a written charter for each of the audit, finance and compensation committees, which, among other things, sets forth the committee’s responsibilities. The Company makes available on its website, www.qg.com, copies of each of these charters free of charge. As a controlled company under the corporate governance listing standards of the NYSE, the Board is not required to, and does not have, a nominating committee.

Audit Committee

The audit committee of the Board currently consists of Messrs. Buth (chairman), Ryder and Shiely, each of whom is independent as defined by the rules of the SEC and the listing standards of the NYSE, as well as the director independence standards adopted by the Board. In addition, the Board has determined that each current member of the audit committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC and meets the expertise requirements for audit committee members under the listing standards of the NYSE. Each member of the audit committee has served in senior positions with their respective organizations or have served as directors of public and private companies, which has afforded the member the opportunity to gain familiarity with financial matters relevant to Quad/Graphics.

The principal functions performed by the audit committee include assisting and discharging certain responsibilities of the Board in overseeing the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, control of the internal auditors and audit functions and control and the independence of the independent external auditors and audit functions. In addition, the audit committee’s duties also include direct responsibility for the appointment, compensation, retention and oversight of the independent external auditors; review and discussion of the financial statements and management’s discussion and analysis of financial condition and results of operations included in the Company’s periodic filings; discussion with the Company’s internal auditor about the audit plan and results of internal audits and initiation of such accounting principles, policies and practices, and reporting policies and practices as it may deem necessary or proper, the establishment of procedures for receiving “whistleblower” complaints; and establishing policies concerning the provision of non-audit services by the independent external auditors. The audit committee held six meetings in 2013. The audit committee members were offered an opportunity at each audit committee meeting to meet with only the Company’s independent external auditors present and did so regularly.

Finance Committee

The finance committee of the Board presently consists of Mr. Harned (chairman), Mr. Buth and Dr. Flores. The principal functions performed by the finance committee are to provide assistance to, and discharge certain responsibilities of, the Board relating to the capital structure, means of financing, selection of lenders, cash flow modeling, interest rate sensitivity and similar matters so as to achieve the Company’s long-range plans. The finance committee did not have any formal meetings in 2013. Management did have a number of discussions on various financing matters with Mr. Harned as the Chair of the Finance Committee in 2013, which matters were then subsequently discussed with the full Board.

Compensation Committee

The compensation committee of the Board currently consists of Messrs. Shiely (chairman), Abraham and Buth, each of whom is independent as defined by the listing standards of the NYSE and the director independence standards adopted by the Board. The compensation committee held five meetings in 2013.

The principal functions of the compensation committee are to review and approve the annual salary, bonuses, equity-based incentives and other benefits, direct and indirect, of the Company’s corporate officers; review and report on the compensation and human resources policies, programs and plans of the Company; administer the Company’s stock option and other compensation plans; review and recommend to the Board chief executive officer compensation; and review and recommend to the Board director compensation to align directors’ interests with the long-term interest of the Company’s shareholders. In addition, the compensation committee’s duties also include determining and approving the Company’s compensation philosophy; determining stock ownership guidelines for the Company’s executive officers and directors and monitoring compliance with any such guidelines; on an annual basis, preparing a report regarding executive officer compensation for inclusion in the Company’s annual proxy statement; and reviewing and evaluating the Company’s policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

The compensation committee also has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the committee. The compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth and delegated to it certain responsibilities of the Board and the compensation committee with respect to compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and equity-based awards to and transactions with officers of the Company intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, and to perform other duties delegated from time to time by the Board or the compensation committee. Each of Messrs. Shiely and Buth meets the requirements to be considered an “outside director” within the meaning of Section 162(m) and a “non-employee director” within the meaning of Section 16.

The executive officers’ role in determining the amount or form of executive officer compensation is limited to assisting the compensation committee with its reviews of the Company’s compensation and benefit arrangements and making recommendations to the compensation committee regarding the compensation of the executive officers (other than their own). Certain of our executive officers may attend meetings (other than executive sessions) of the compensation committee at which the committee considers the compensation of other executive officers.

The compensation committee renewed its engagement of Meridian Compensation Partners, LLC (sometimes referred to as Meridian) in 2013 to serve as the compensation committee’s independent compensation consultant and provide recommendations and advice on the Company’s executive and director compensation programs. Pursuant to its engagement in 2013, Meridian reviewed with the compensation committee general trends in public company cash and equity incentive arrangements with respect to 2013 and 2014 executive officer compensation and provided advice concerning alternatives with respect to compensation structures and practices. Meridian did not provide any services to the Company other than pursuant to such engagement by the committee during 2013. For more information regarding the role of the compensation consultant, please see the disclosure later in this proxy statement under the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Nominations of Directors

Pursuant to the direction of the Quad/Graphics Voting Trust, the Board will select nominees to become directors to fill vacancies or newly created directorships and nominate directors for election by the Company’s shareholders at annual meetings of the shareholders. The Quad/Graphics Voting Trust will consider candidates recommended by the Company’s shareholders to become nominees for election as directors. Shareholders who wish to propose nominees for election as directors must follow certain procedures contained in the Company’s bylaws. In the case of nominees for election at an annual meeting, shareholders must send notice to the Secretary of the Company at the Company’s principal offices on or before December 31 of the year immediately preceding such annual meeting (provided that if the date of the annual meeting is on or after May 1 in any year, notice must be received not later than the close of business on the day which is determined by adding to December 31 of the immediately preceding year the number of days on or after May 1 that the annual meeting takes place). The notice must contain certain information specified in the Company’s bylaws, including certain information about the shareholder or shareholders bringing the nomination (including, among other things, the number and class of shares held by such shareholder(s)) as well as certain information about the nominee (including, among other things, a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is to be made, and other information that would be required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended).

In identifying and evaluating nominees for director, the Company seeks to ensure that the Board possesses, as a whole, certain core competencies. Each director candidate will be reviewed based upon the Board’s current capabilities, any needs therein and the capabilities of the candidate. The selection process takes into account all appropriate factors, which may include, among other things, diversity, experience, personal integrity, skill set, the ability to act on behalf of shareholders and the candidate’s personal and professional ethics, integrity, values and business judgment.

Policies and Procedures Governing Related Person Transactions

The Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•
A “related person” means any of the Company’s directors, executive officers, nominees for director, any holder of 5% or more of any class of the Company’s Common Stock or any of their immediate family members; and

•
A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each executive officer, director or nominee for director is required to disclose to the full Board certain information relating to related person transactions for review, approval or ratification by the Board. Disclosure to the Board should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Board’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Board’s determination as to whether the relationship is believed by the Board to serve the best interests of the Company and its shareholders and whether the relationship should be continued or eliminated. The Board may delegate some or all of its authority relating to related person transactions to the audit committee.

Compensation Committee Interlocks and Insider Participation

Betty Ewens Quadracci, who served on the compensation committee of the Board prior to her death in December 2013, was also employed by the Company as President of Quad/Creative and Publisher of Milwaukee Magazine. The employment agreement setting the terms of Ms. Quadracci’s employment in these positions provided for an initial base salary of $155,000 per year (with the possibility of, but no requirement for, periodic increases), eligibility for annual cash performance bonuses, long-term incentive compensation and fringe benefits on a basis consistent with Quad/Graphics’ executive officers and four weeks of vacation and personal use of Quad/Graphics’ corporate aircraft. The employment agreement also provided for benefits on certain terminations of employment similar to the benefits provided by the Company’s named executive officers’ employment agreements described later in this proxy statement under “Compensation of Executive Officers—Potential Payments Upon Termination or Change of Control.” Ms. Quadracci’s compensation for 2013 in connection with her employment arrangement was $426,717, which included base salary, bonus, the aggregate grant date fair value of equity awards granted to her in 2013, the aggregate incremental cost to the Company of Ms. Quadracci’s personal use of the corporate aircraft (which includes fuel, operating expenses and repair costs attributable to personal use), a car allowance, 401(k) matching contribution, executive medical benefits, reimbursement of tax preparation expenses, a portion of the salary paid to a Company employee attributable to time spent on personal business for Ms. Quadracci and imputed income from an interest-free loan under the Quad/Graphics Voting Trust purchase plan described under “—Certain Other Relationships and Related Person Transactions.”

Ms. Quadracci received a payment of $2,280,000 prior to her death in 2013 under a salary continuation death benefit provided by Quad/Graphics to her late husband, Harry V. Quadracci.

Ms. Quadracci received various services from the Company or its affiliates prior to her death in 2013 that included maintenance of the interior and exterior of her personal residences and catering services, for which Ms. Quadracci fully reimbursed the Company or its affiliates. Ms. Quadracci’s payments to the Company or its affiliates in reimbursement for these services during 2013 totaled $38,808.

Mr. Abraham, who serves on the compensation committee of the Board, is also a partner with the law firm Foley & Lardner LLP. The Company retains Foley & Lardner LLP to perform legal services from time to time and paid Foley & Lardner LLP $728,170 in legal fees during 2013.

Certain Other Relationships and Related Person Transactions

In addition to the related person transactions described under “—Compensation Committee Interlocks and Insider Participation” above, the following is a description of transactions since January 1, 2013 to which the Company has been a party, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or beneficial holders of more than 5% of the Common Stock had or will have a direct or indirect material interest.

J. Joel Quadracci, the Chairman, President and Chief Executive Officer and a significant shareholder of the Company, received various services from the Company or its affiliates during 2013 that included maintenance of the interior and exterior of his personal residences, for which Mr. Quadracci fully reimbursed the Company or its affiliates. Mr. Quadracci’s payments to the Company or its affiliates in reimbursement for these services during 2013 totaled $65,038.

Kathryn Quadracci Flores, a director of the Company, J. Joel Quadracci’s sister and sister-in-law of Christopher B. Harned, received various services from the Company or its affiliates during 2013 that included use of the corporate aircraft and maintenance of the interior and exterior of her personal residences, for which Dr. Flores fully reimbursed the Company or its affiliates. Dr. Flores’ payments to the Company or its affiliates in reimbursement for these services during 2013 totaled $2,954.

Christopher B. Harned, a director of the Company, and Elizabeth Quadracci Harned, Mr. Harned’s wife, J. Joel Quadracci’s sister and Kathryn Quadracci Flores’ sister, received various services from the Company or its affiliates during 2013 that included use of the corporate aircraft and maintenance of the interior and exterior of their personal residences, for which Mr. Harned and Ms. Quadracci Harned fully reimbursed the Company or its affiliates. Their payments to the Company or its affiliates in reimbursement for these services during 2013 totaled $26,228.

Craig C. Faust, the President of Commercial and Specialty of the Company and the former President, Chief Executive Officer and founder of HGI Company, LLC (sometimes referred to as HGI), is the owner or co-owner of three facilities that affiliates of HGI lease. Quad/Graphics acquired HGI in 2010. The lease terms end in February 2017 (two of the leases) and February 2025 (the third lease). The total rental payments under the leases during 2013 was $1,013,100.

From January 1, 2005 to July 1, 2010, the Company was treated as an S corporation for Federal and state income tax purposes. In connection therewith, the Company and its then shareholders entered into an agreement pursuant to which each shareholder was required to include on the shareholder’s return their pro rata share of Quad/Graphics’ income, gain, loss and deductions and to pay the income taxes resulting from such inclusion. Per the agreement, the Company was obligated to make tax distributions to each shareholder equal to the amount of such income taxes, subject to certain assumptions, qualifications and exceptions. Each of the Company’s executive officers and directors who were shareholders of Quad/Graphics during the S corporation periods received their pro rata portion of such tax distributions, as did all other Company shareholders during those periods. Simultaneously with the consummation of the acquisition of World Color Press on July 2, 2010, the Company’s S corporation election was terminated. As a result, tax distributions are no longer required to be made to the Company’s shareholders for the period following July 1, 2010. However, the Company still has a contractual obligation to continue to make payments to the shareholders of record during the S corporation periods in an amount sufficient to pay the taxes arising from their pro rata share of Quad/Graphics’ income for such periods, including any adjustments to Quad/Graphics’ income for such prior periods due to tax audits or otherwise.

From 1988 to 1992, Quad/Graphics maintained a voting trust purchase plan for certain directors and officers to allow them to increase their ownership in the Company. Under the plan, the Company offered its officers and directors who were beneficiaries of the Quad/Graphics Voting Trust at the time an interest free loan to be used to purchase shares of the Company’s Common Stock, to be secured by the purchased shares. Interest on these loans is imputed monthly to the borrower as required by the Internal Revenue Code of 1986, as amended. Repayment of the loans is required following the earliest of: (i) five years after the borrower’s employment or service termination, (ii) the sale of the purchased shares and (iii) the borrower’s death. Betty Ewens Quadracci and John C. Fowler participated in the voting trust purchase plan and had loans outstanding as of December 31, 2013 in the amount of $216,781 and $216,778, respectively.

Elizabeth Fowler, Mr. Fowler’s daughter, is employed by the Company as a sales manager. Her total compensation for 2013 was $161,511, consisting of base salary, bonus, a car allowance and a 401(k) matching contribution.
Dan Frankowski, a brother of Thomas J. Frankowski, an executive officer of the Company, is employed by the Company as a plant director. His compensation for 2013 was $270,116, consisting of base salary, bonus, a car allowance, tax preparation and the aggregate grant date fair value of equity awards granted to him in 2013.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, control of the internal auditors and audit functions and control over the independence and qualifications of the independent external auditors and audit functions.

In fulfilling its responsibilities, the audit committee:

•
Reviewed and discussed the audited financial statements for the year ended December 31, 2013 with the Company’s management and Deloitte & Touche LLP, the independent registered public accounting firm for Quad/Graphics;

•	Reviewed and discussed with management and Deloitte & Touche LLP the assessment and audit of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board, Communication With Audit Committees, and Rule 2-07 of Regulation S-X; and

•
Received from Deloitte & Touche LLP the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with Deloitte & Touche LLP its independence.

The audit committee also discussed with the Company’s internal auditors the overall scope and plans for its audit. The audit committee met periodically with the internal auditors to discuss the results of their examinations and their evaluation of the Company’s internal controls. The audit committee also periodically met and discussed with management and Deloitte & Touche LLP, with and without management present, such other matters as it deemed appropriate.

Based on the foregoing review and discussions, and relying thereon, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Douglas P. Buth, Chairperson
Thomas O. Ryder
John S. Shiely

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s class A common stock and class B common stock as of March 31, 2014 by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (4) each person or entity known to us to be the beneficial owner of more than 5% of any class of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The footnotes also indicate instances in which the same shares are reported as held by two or more holders. For example, the 5,563,672 shares of class A common stock reported as held by Bank of Montreal, BMO Asset Management Corp. and BMO Harris Bank N.A. include 5,515,637 shares of class A common stock also reported as held in the Quad/Graphics Employee Stock Ownership Plan (sometimes referred to as the Quad/Graphics ESOP). As of March 31, 2014, there were 34,483,653 shares of class A common stock and 14,198,464 shares of class B common stock outstanding.

	Shares Beneficially Owned
	Class A Common Stock			Class B Common Stock(1)
Name of Beneficial Owners	Shares		%	Shares	%

Directors and Executive Officers

J. Joel Quadracci(2)	998,893		2.85%	852,761	6.00%
John C. Fowler(3)	676,726		1.94%	662,576	4.67%
Thomas J. Frankowski(4)	249,281		*	—	—
David A. Blais(5)	236,412		*	—	—
Steven D. Jaeger(6)	143,209		*	—	—
William J. Abraham, Jr.(7)	59,659		*	—	—
Douglas P. Buth(8)	39,495		*	—	—
Kathryn Quadracci Flores(9)	4,386		*	199,307	1.40%
Christopher B. Harned(10)	122,326		*	217,267	1.53%
Thomas O. Ryder(11)	21,995		*	—	—
John S. Shiely(12)	55,159		*	—	—
All directors, nominees and executive officers as a group (18 persons)(13)	2,985,945		8.25%	1,320,949	9.30%

Other Holders

Quad/Graphics Voting Trust(14)	10,046		*	12,853,232	90.53%
FMR LLC; Fidelity(15)	6,357,800		18.44%	—	—
Quad/Graphics ESOP(16)	5,515,637		15.99%	—	—
Bank of Montreal, BMO Asset Management Corp. and BMO Harris Bank N.A.(17)	5,563,672	(18)	16.13%	—	—
Centerbridge; Messrs. Gallogly and Aronson(19)	2,281,072		6.61%	—	—
Angelo, Gordon & Co., L.P.(20)	2,101,522		6.09%	—	—
______________________________
* Denotes less than 1%

(1)	Each share of class B common stock is convertible at any time into one share of class A common stock.

(2)
Includes 542,493 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014 and 629,522 shares of class B common stock held by trusts of which he is the trustee or co-trustee and/or a potential beneficiary. Does not include shares that have been deposited into various trusts, including the Quad/Graphics Voting Trust, for the benefit or potential benefit of Mr. Quadracci, over which Mr. Quadracci has no investment or voting control and no right to obtain such control within 60 days of March 31, 2014. Does not include shares that are held by trusts, including the Quad/Graphics Voting Trust, of which Mr. Quadracci is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Quadracci does not have voting or investment control over such shares. Includes 102,257 shares of class B common stock currently pledged as security.

(3)
Includes 478,518 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014 and 17,471 shares of class A common stock and 662,576 shares of class B common stock held by trusts of which Mr. Fowler is co-trustee but not a beneficiary. Does not include shares that are held by trusts of which Mr. Fowler is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Fowler does not have voting or investment control over such shares.

(4)	Includes 141,813 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014.

(5)
Includes 165,562 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014. Does not include shares that are held by the Quad/Graphics Voting Trust, of which Mr. Blais is one of four trustees since, as one of multiple trustees who must act by majority vote, Mr. Blais does not have voting or investment control over such shares.

(6)	Includes 91,232 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014.

(7)
Includes 22,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014 and 22,159 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 31, 2014.

(8)
Includes 17,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014 and 19,244 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 31, 2014.

(9)
Includes 1,752 shares of class B common stock held by a trust of which Dr. Flores is a co-trustee and a beneficiary and 4,386 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 31, 2014. Does not include shares that have been deposited into various trusts, including the Quad/Graphics Voting Trust, for the benefit or potential benefit of Dr. Flores, over which Dr. Flores has no investment or voting control and no right to obtain such control within 60 days of March 31, 2014. Does not include shares that are held by trusts, including the Quad/Graphics Voting Trust, of which Dr. Flores is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Dr. Flores does not have voting or investment control over such shares.

(10)
Includes 17,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014, 19,244 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 31, 2014, 60,304 shares of class A common stock and 215,544 shares of class B common stock held by his spouse, and 1,723 shares of class B common stock held by a trust of which Mr. Harned is co-trustee. Does not include shares that are held by trusts of which Mr. Harned is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Harned does not have voting or investment control over such shares.

(11)	Includes 19,244 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 31, 2014.

(12)
Includes 22,500 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014 and 22,159 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 31, 2014.

(13)
Includes 1,595,105 shares of class A common stock that may be purchased upon the exercise of vested stock options within 60 days of March 31, 2014 and 106,436 shares of class A common stock attributable to deferred stock units that could be received within 60 days of March 31, 2014.

(14)
Some of the shares of class A common stock and class B common stock owned by the Quadracci family members have been deposited into the Quad/Graphics Voting Trust, pursuant to which the four trustees thereof (currently J. Joel Quadracci, Kathryn Quadracci Flores, Elizabeth Quadracci Harned and David Blais), acting by majority action, have shared voting power and shared investment power over all such shares. The terms of the Quad/Graphics Voting Trust are more particularly described below under “—Quad/Graphics Voting Trust.” The address of the Quad/Graphics Voting Trust is N61 W23044 Harry’s Way, Sussex, Wisconsin 53089.

(15)
The number of shares owned set forth in the table is as of or about December 31, 2013 as reported by FMR LLC, Edward C. Johnson 3d, Fidelity Management & Research Company and Fidelity Small Cap Discovery Fund (sometimes referred to collectively as Fidelity), in its amended Schedule 13G filed with the SEC. The address for this shareholder is 245 Summer Street, Boston, Massachusetts 02210. Fidelity reports no voting power and sole dispositive power with respect to all of these shares.

(16)
The custodian of the Quad/Graphics ESOP is BMO Harris Bank N.A. (sometimes referred to as BMO Trust) and its addresses are 111 E. Kilbourn Ave., Suite 200, Milwaukee, Wisconsin 53202 and 111 W. Monroe Street, Floor 6E, Chicago, Illinois 60690.

(17)
The number of shares owned set forth in the table is as of or about December 31, 2013 as reported by Bank of Montreal, BMO Asset Management Corp. and BMO Trust (sometimes referred to collectively as BMO), in its amended Schedule 13G filed with the SEC. BMO Trust is the custodian of the Quad/Graphics ESOP and, therefore, both BMO and BMO Trust specifically disclaim beneficial ownership of the shares of class A common stock held by the Quad/Graphics ESOP. The address for Bank of Montreal is 1 First Canadian Place, Toronto, Ontario, Canada M5X 1A1 and the address of BMO Asset Management Corp. is 115 South La Salle Street, Floor 11 West, Chicago, Illinois. BMO reports sole voting power over 48,035 of these shares, shared voting power over 5,515,637 of these shares, sole dispositive power over 46,964 of these shares and shared dispositive power over 5,515,737 of these shares.

(18)	Includes the 5,515,637 shares of class A common stock held in the Quad/Graphics ESOP.

(19)
The number of shares owned set forth in the table is as of or about December 31, 2012 as reported by Mark T. Gallogly, Jeffrey H. Aronson and fourteen Centerbridge entities, including Centerbridge Credit Partners Master, L.P. (sometimes referred to collectively as Centerbridge), in its amended Schedule 13G filed with the SEC. The address for this shareholder is 375 Park Avenue, 12th Floor, New York, New York 10152. Centerbridge reports shared voting and dispositive power with respect to all of these shares.

(20)
The number of shares owned set forth in the table is as of or about December 31, 2013 as reported by Angelo, Gordon & Co., L.P. and John M. Angelo and Michael L. Gordon (sometimes referred to collectively as Angelo Gordon) in its amended Schedule 13G filed with the SEC. The address for this shareholder is 245 Park Avenue, 26th Floor, New York, New York 10167.

Quad/Graphics Voting Trust

To help ensure the continuity and stability of the management of Quad/Graphics, various members of the Quadracci family, including certain affiliated entities, entered into a voting trust agreement in September 1982, which has been subsequently amended. Pursuant to the voting trust agreement, as amended, certain shares of Quad/Graphics Common Stock held by such individuals and entities have been deposited into the Quad/Graphics Voting Trust.

Under the Quad/Graphics Voting Trust, the four trustees (currently J. Joel Quadracci, Kathryn Quadracci Flores, Elizabeth Quadracci Harned and David Blais) are vested with the full legal title to all Common Stock and any other securities of the Company that have been deposited thereunder, with all rights and power of the owner and holder of the stock of whatever nature necessary to enable the trustees to exercise the powers vested in them under the agreement. The rights held by the trustees under the Quad/Graphics Voting Trust include the shared right to vote the shares (subject to certain exceptions noted below), the right to become parties to or prosecute or intervene in any legal or administrative proceedings affecting the stock, the Company or the powers, duties and obligations of the trustee, the right to transfer the stock into their names as trustee or into the name of other nominees, the right to enter into shareholder agreements and the right to exercise all rights and preferences of the stock. Except as otherwise provided in the voting trust agreement, the trustees act by majority vote (or unanimous vote if there are only two trustees).

The Quad/Graphics Voting Trust provides that the trustees shall exercise their judgment to select suitable directors of the Company and to vote on such other matters that may come before them at shareholder meetings. Without approval of the beneficiaries holding trust certificates representing two-thirds of the stock held under the Quad/Graphics Voting Trust, however, the trustees do not have the power to vote the stock in favor of the merger or consolidation of the Company, the sale or exchange of all, or substantially all, of the voting securities of the Company, the sale, lease or exchange of all, or substantially all, of the property and assets of the Company, the total or partial liquidation of the Company, the dissolution of the Company, any act that is likely to lead to a public offering, any issuance of Company securities if it would result in the stock held by the trustees not having the power to elect a majority of the Company’s board of directors or any amendment to the Company’s amended and restated articles of incorporation that would diminish the rights reserved to the trust beneficiaries.

The deposited shares may be withdrawn from the Quad/Graphics Voting Trust by a beneficiary prior to the expiration or termination of the Quad/Graphics Voting Trust only if there is an amendment to the voting trust agreement that is determined to materially adversely affect that particular beneficiary or a particular group of beneficiaries and if the trustees allow such withdrawal. Notwithstanding the foregoing, certain de minimis withdrawals from the Quad/Graphics Voting Trust are permitted and the trustees may, by unanimous vote, permit stock to be withdrawn, but, subject to certain exceptions, the withdrawn stock will be converted into, or exchanged for, class A common stock.

The Quad/Graphics Voting Trust is perpetual. Notwithstanding the foregoing, the voting trust agreement may be terminated by the unanimous vote of the trustees and a two-thirds vote of beneficiaries. The voting trust agreement automatically terminates when none of the stock held by the trustees under the agreement possess voting rights, upon the sale, dissolution or liquidation of the Company, upon the sale of substantially all of its assets, or upon a merger, reorganization, combination or exchange of stock involving the Company that results in the securities under the voting trust agreement constituting less than ten percent of the votes entitled to be cast in an election of directors of the surviving or successor entity.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This compensation discussion and analysis relates to the material elements of compensation awarded to, earned by, or paid to the individuals listed in the Summary Compensation Table, sometimes referred to as our NEOs, for 2013. This compensation discussion and analysis also discusses events that took place prior or subsequent to 2013 to the extent they are material to understanding 2013 compensation.

Summary of 2013 Compensation Actions

In 2013, our compensation committee continued its focus on structuring our compensation arrangements in keeping with our compensation philosophy, which is described below under “Overview of our Executive Compensation Philosophy and Design.” Actions taken or approved by our compensation committee relative to the compensation programs for our executive officers for 2013 included the following:

•	Modification of our long-term incentive program to consist of a mixture of performance shares and restricted stock rather than, as in previous years, a mixture of stock options and restricted stock.

•	Review of the performance of our Chairman, President and Chief Executive Officer and determination of his total compensation.

•
Review of the performance of our other executive officers, including our NEOs, and other key employees with assistance from senior management and determination of the structure and amount of annual cash incentive awards for 2013.

•
Renewal of the committee’s engagement of Meridian, a nationally-recognized compensation consulting firm, to serve as the committee’s independent compensation consultant and provide recommendations and advice on our executive and director compensation programs. Meridian is an executive compensation consultancy and does not provide any services to us unrelated to executive compensation and associated governance. The committee assessed the independence of Meridian pursuant to SEC rules and NYSE listing standards and concluded that Meridian’s work for the committee does not raise any conflict of interest.

•	Continued review of our succession plan for officers, based on the committee’s view of our officers’ individual performance and potential.

•
Approval of an increase in the number of shares of our class A common stock available for equity awards under the 2010 Omnibus Incentive Plan, sometimes referred to as our 2010 Plan, by two million shares, and receipt of shareholder approval of the increase at the 2013 annual meeting of shareholders.

Other Highlights of Our Compensation Programs

We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our Company, including the following:

•	Pay for performance—A substantial fraction of NEO total compensation is tied to the operating performance of our Company.

•	No option repricing—Our equity compensation plan does not permit repricing of stock options.

•	Compensation risk management—We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

•	Bonuses and salary increases must be earned—We do not guarantee salary increases or bonuses for our executive officers.

•	Stock ownership—We maintain stock ownership guidelines for our directors and executive officers, including our NEOs.

Say on Pay Vote

In May 2011, we held our first advisory shareholder vote on the compensation of our NEOs (our first “say on pay” vote) at our annual shareholders’ meeting. Consistent with the recommendation of our board of directors, our shareholders approved our executive compensation, with more than 97% of votes cast in favor. Our compensation committee considered these voting results and, consistent with the strong vote of shareholder approval they represented, elected not to undertake any material changes to our executive compensation programs in response to the outcome of the vote. In keeping with the recommendation of our board of directors, our shareholders also expressed a preference that future advisory shareholder votes on the compensation of our NEOs be held on a triennial basis and, as previously disclosed, our board of directors determined to hold a say on pay vote every three years until the next required advisory vote on the frequency of future say on pay votes. Accordingly, we are holding another say on pay vote at the Annual Meeting.

Overview of our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated senior management team is essential to our future success as a company and to building shareholder value. There are three principal objectives that our executive compensation programs are designed to achieve:

•
To encourage executives to “think like an owner” – through our compensation programs, we seek to align the interests, perspectives and decision-making of our executive officers with the interests of our shareholders, which have been primarily long-term value creation balanced against risk.

•
To continue to attract and retain top talent as our business becomes more complex as a result of our operational growth beyond our core print operations, our geographical expansion to include more international operations and our organizational growth as a result of acquisitions.

•	To drive long-term share value by encouraging individual behaviors that we believe contribute to our overall corporate performance.

In light of these ideas, in establishing our compensation policies and practices for our NEOs, our compensation committee seeks to reward our NEOs for achieving performance goals and creating long-term value for our shareholders, for loyalty to our Company and for individual actions that the committee believes are productive in the context of our corporate objectives.

Setting Executive Compensation

Our board of directors, the compensation committee and our Chairman, President and Chief Executive Officer each play a role in setting the compensation of our NEOs. Our board of directors appoints the members of the compensation committee and delegates to the committee the direct responsibility for overseeing the design and administration of our executive compensation programs. The compensation committee is currently comprised of John S. Shiely (chairman), Douglas P. Buth and William J. Abraham, Jr.

The compensation committee has primary responsibility for the following:

•	Determining and approving our compensation philosophy;

•
Reviewing, monitoring, administering and establishing (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) the annual salary, bonuses and other compensation and benefits of our executive officers;

•	Establishing incentive compensation plans for our executive officers;

•
Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) corporate and other objectives relevant to the compensation of our executive officers;

•
Evaluating the performance of our executive officers in light of these objectives and determining and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) our executive officers’ compensation levels based on this evaluation;

•
Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our board of directors) the terms of employment and other material agreements between us and our executive officers;

•
Approving or making recommendations to our board of directors on compensation and human resources policies, programs and plans, including management development and succession plans and our incentive plans;

•	Determining stock ownership guidelines for our executive officers and directors and monitoring compliance with such guidelines; and

•	Reviewing and making recommendations to our board of directors concerning director compensation.

Our compensation committee also has responsibility for, on an annual basis, preparing a report regarding executive officer compensation for inclusion in our annual proxy statement and reviewing and evaluating our policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

In connection with its review and determinations concerning executive officer compensation and benefits and its preparation of the report regarding executive officer compensation for inclusion in our annual proxy statement, our compensation committee takes into consideration say on pay votes. The committee is also responsible for determining and recommending to our board of directors a desired frequency for future say on pay votes to be proposed to our shareholders at least once every six years, taking into consideration prior shareholder votes.

The compensation committee has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the committee. Under this authority, the compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth to discharge the responsibilities of compensation committee with respect to compensation intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and with respect to certain equity awards and transactions intended to be exempt from Section 16(b) of the Exchange Act. References to the compensation committee in the context of performance-based compensation and equity awards to the NEOs in this compensation discussion and analysis include the subcommittee.

The compensation committee, with the assistance of our Chairman, President and Chief Executive Officer, annually reviews and determines compensation levels for the NEOs. Our Chairman, President and Chief Executive Officer makes recommendations to the compensation committee regarding the compensation of the NEOs (other than his own). The committee considers the compensation opportunities for our Chairman, President and Chief Executive Officer, which are then recommended to the full board for approval.

Elements of Compensation

Compensation elements for our NEOs consist of the following:

•
Base Salary. Base salary is an essential and expected form of compensation to be competitive in the marketplace. Its purpose is to compensate for services rendered and to provide a steady source of income for living expenses throughout the year.

•
Annual Cash Incentive Compensation. Our executive officers are eligible for annual cash incentive awards under the Company’s incentive compensation program. Please note that, while annual cash incentive awards may be referred to as “bonuses” in this discussion, the award amounts are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation” pursuant to the SEC’s regulations.

The purpose of the short-term incentive program is to motivate and reward for the achievement of key financial performance objectives. Within the overall context of our pay philosophy and culture, the program:

•	Provides competitive levels of total cash compensation;

•	Aligns pay with organizational and individual performance; and

•	Focuses executive attention on key business metrics.

•
Long-Term Incentive Compensation. The compensation committee believes that long-term incentive awards enhance the alignment of the interests of our NEOs with shareholders and are a strong retention tool. For these reasons, in 2013, as in previous years, we provided a significant component of our NEOs’ compensation through means of long-term incentive awards.

In 2013, as previously disclosed, our compensation committee altered the mix of long-term incentive compensation that we offer to our executive officers by moving to a mix of performance shares and restricted stock rather than, as in previous years, a mixture of stock options and restricted stock. The performance shares will be earned only if predetermined corporate performance targets are achieved over a three year performance period. The compensation committee added performance shares as an element of long-term incentive compensation to, among other things, provide a substantial performance orientation, align more closely the economic incentives of our executives with the metrics by which we measure our Company’s performance and enhance the efficiency in our usage of our available shares under our 2010 Plan.

•
Retirement and Other Benefits. To provide a competitive compensation package to our employees, including our NEOs, we sponsor pension and welfare benefit plans, some of which are broadly available to all of our full-time employees in the United States and some of which include enhanced benefits for executives. In addition, we provide certain limited perquisites to our NEOs. These benefits, as they relate to our NEOs, are discussed and analyzed more extensively below under “Retirement and Other Benefits.”

Determining the Amount of Each Element of Compensation

Role of Benchmarking

As part of its decision making process, the compensation committee will from time to time engage Meridian to conduct a benchmarking study of executive compensation levels and practices. This market information is used to help inform and shape decisions, but is neither the only nor the determinative factor in making compensation decisions. Rather, it is part of a multitude of factors that influence executive compensation decisions.

A benchmarking study was commissioned by the compensation committee and performed by Meridian during the second half of 2012 to be used in setting compensation for 2013. Since executive compensation practices are largely reflective of a national labor market, the comparator group was selected to represent a robust number of companies to mitigate impact of outliers and was broadly similar in revenue scope. For purposes of the benchmarking analysis, Meridian selected a comparator group of 69 companies, sometimes referred to as the comparable companies, on the basis of their similarity to our company in revenue size or their status as a competitor. Companies in the financial services, energy/utilities, defense and pharmaceuticals industry segments were excluded on that basis that they tend to have unique compensation or business practices. The intent was to gain an understanding of market practices from a broad cross section of general industrial and service companies. The median annual revenue of the companies chosen was $4.5 billion, and 86% of the companies had revenues between 50% and 200% of our revenues. All of the comparable companies were participants in a single database (the AonHewitt Total Compensation Measurement database), ensuring comparable methodology.

The comparable companies were as follows:

• A. O. Smith Corporation	• Hy-Vee, Inc.	• S.C. Johnson & Son, Inc.
• Automatic Data Processing, Inc.	• Iron Mountain, Inc.	• Schneider National, Inc.
• AutoZone, Inc.	• Kohler Company	• The Scotts Miracle-Gro Company
• Avery Dennison Corporation	• Leggett & Platt Inc.	• Sealed Air Corporation
• Avis Budget Group	• Lennar Corporation	• The Sherwin-Williams Company
• Boise Inc.	• Lennox International Inc.	• Snap-on Incorporated
• BorgWarner Inc.	• Masco Corporation	• Sonoco Products Company
• Brady Corporation	• MeadWestvaco Corporation	• SPX Corporation
• Con-way Inc.	• Meritor, Inc.	• Steelcase Inc.
• Cooper Industries, Inc.	• Mohawk Industries	• Tenneco Inc.
• Corn Products International Inc.	• Nalco Company	• The Timken Company
• Cytec Industries, Inc.	• Newell Rubbermaid Inc.	• Trinity Industries, Inc.
• Deluxe Corporation	• New Page Corporation	• TTX Company
• Domtar Corporation	• OfficeMax Incorporated	• United Stationers Inc.
• The Dun & Bradstreet Corporation	• Owens-Illinois, Inc.	• USG Corporation
• Federal-Mogul Corporation	• Packaging Corporation of America	• Valassis Communications
• Ferro Corporation	• Pentair, Inc.	• VF Corporation
• Fiserv, Inc.	• Pitney Bowes, Inc.	• Visteon Corporation
• Graphic Packaging Corporation	• PolyOne Corporation	• Vulcan Materials Company
• H&R Block, Inc.	• Precision Castparts Corp	• W.W. Grainger, Inc.
• Hanesbrands, Inc.	• R. R. Donnelley & Sons Company	• The Western Union Company
• Harley-Davidson Motor Company Inc.	• Rockwell Automation	• Weyerhaeuser Company
• Hubbell Incorporated	• Ryder System, Inc.	• Williams-Sonoma, Inc.

2013 Process

In setting the amount of each element of compensation for our NEOs in 2013, the compensation committee followed the process described below.

Base Salary and Annual Incentive Compensation

The compensation committee reviewed the benchmarking data indicating that executive base salary and target annual cash incentive compensation levels for our executive officers as a group, and for our Chairman, President and Chief Executive Officer, were within +/-10% of the median of the comparable companies, and decided that these levels would generally remain unchanged from 2012 due to the economic and industry challenges management expected our Company to face in 2013, with exceptions to reflect promotions or other changes in responsibilities. The only NEO whose base salary changed in 2013 was Mr. Jaeger, for whom management recommended, and the compensation committee approved, an increase in annual base salary from $350,000 to $400,000. This change was made to reflect additional responsibilities being assumed by Mr. Jaeger relating to our media solutions business group and to set his base salary and target annual cash incentive compensation at a level equal to our other executive officers with a similar level of responsibility. In approving the changes to Mr. Jaeger’s base salary and target annual incentive compensation, the compensation committee considered the Meridian benchmarking information described above but did not base its decision on the data because Mr. Jaeger’s position entails greater responsibility than the comparable positions in the benchmarking data from Meridian.

For the annual cash incentive compensation of our NEOs, in early 2013, the compensation committee identified the following performance measures that would be used to measure corporate performance for 2013:

•	Adjusted EBITDA, with a target of $600 million.

•	Adjusted EBITDA margin, with a target of 12.2%.

•	Net sales, with a target of $4.9 billion.

•	Recurring free cash flow, with a target of $386 million.

•	Free cash flow before multiemployer pension plan payments, with a target of $307 million.

•	Cost reduction savings.

•
Synergies relating to our acquisition of substantially all of the assets of Vertis Holdings, Inc. (sometimes referred to as Vertis, in January 2013) with a target of approximately $50 million over two years.

In addition, the compensation committee identified strategic objectives for the year, consisting of the following:

•	Integration of the Vertis business.

•	Customer retention, satisfaction and market share growth.

•	Leveraging of growth opportunities in adjacent businesses and international growth.

•	Execution on transactional opportunities.

•	Reduction in balance sheet risk and leverage.

•	Driving a culture of continuous improvement and being a low cost producer.

•	Streamlining our organizational structure and ensuring effective succession.

The compensation committee selected these performance measures because they are among the key performance metrics used by our board to evaluate our corporate performance. As in previous years, these performance measures and strategic objectives were to be evaluated by our compensation committee as a whole in determining payments under the annual incentive compensation program, without any specific weight being assigned to any of the measures or objectives, and without any of the objectives alone being decisive in the compensation committee’s decisions. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad/Graphics common shareholders plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, loss on debt extinguishment (if applicable), and loss from discontinued operations, net of tax (if applicable), and less income tax benefit (if applicable) and gain on disposal of discontinued operations, net of tax (if applicable). Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales. Recurring free cash flow is defined as net cash provided by operating activities plus non-recurring (restructuring and bankruptcy) payments less purchases of property, plant and equipment. Free cash flow before multiemployer pension plan payments is defined as net cash provided by operating activities less purchases of property, plant and equipment and less multiemployer pension plan payments.

The compensation committee also left the base salary percentages representing the threshold, target and maximum payment levels under our annual cash incentive program for 2013 unchanged from 2012. The threshold, target and maximum potential payment levels are shown in the “Grants of Plan Based Awards in 2013” table below. For a group of six individuals, including each of our NEOs except Mr. Fowler, these potential payment levels were also subject to a separate threshold requirement pursuant to which payments at any level would be made only if our net sales for 2013 exceeded $3.0 billion.

In December 2013 and February 2014, the compensation committee determined that the level of performance required for payment of bonuses at the previously identified threshold levels had been satisfied. Adjusted EBITDA for 2013 was $577 million; adjusted EBITDA margin was 12.0%; net sales were $4.8 billion; recurring free cash flow was $380 million; free cash flow before multiemployer pension plan payments was $306 million; and we achieved cost reduction savings and our target level of Vertis synergy savings. Some of the strategic objectives were achieved in 2013, while others were ongoing. Taking into consideration these outcomes, the committee elected to exercise its negative discretion (and recommend to the full Board for approval, in the case of Mr. Quadracci), to pay bonuses below the threshold levels based on its subjective evaluation of our Company's overall performance with respect to the performance measures and strategic objectives identified above as a whole, without particular reliance on any individual measure or objective and concluded that payment of bonuses equal to approximately 67% of the previously identified threshold levels was appropriate. In early 2014, in response to the challenging industry environment and our cost reduction efforts, Mr. Quadracci elected to waive the bonus he had otherwise earned for 2013. Mr. Quadracci also declined any increase in his base salary for 2014. The bonus amounts actually paid to our NEOs for 2013 are indicated in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Compensation

In December 2012, the compensation committee determined that for 2013 the NEOs would receive long-term incentive compensation in the form of restricted shares and performance shares.

The compensation committee set the target value for long-term incentive compensation for our NEOs based on the benchmarking data from Meridian. That data indicated that, for most of our NEOs, our long-term incentive compensation award values had been substantially lower than the median levels at comparable companies. To move our long-term incentive compensation levels closer to the median, the compensation committee increased the target values for long-term incentive compensation for each of our NEOs, while maintaining internal pay equity among NEOs with similar levels of responsibility. This resulted in the target levels of our Chairman, President and Chief Executive Officer and Chief Financial Officer being 15%-20% below median, and our other executive officers’ target levels ranging from approximately the median level to above median. Those NEOs with above median long-term incentive compensation target levels, including Messrs. Frankowski, Blais and Jaeger, were granted awards at the above-median level due to the compensation committee’s desire to maintain their target values at the same level as our other executive officers with similar levels of responsibility. The grant date fair values of the long-term incentive compensation awards to our NEOs for 2013 are indicated in the Summary Compensation Table under the column titled “Stock Awards.”

The total target value for long-term incentive compensation was allocated equally to each form of equity. The number of restricted shares and performance shares to be granted in 2013 based on the target dollar value was determined using the volume weighted average price, sometimes referred to as “VWAP,” for the 90 days up to and including December 6, 2012. The grants were effective on January 1, 2013. The restricted shares were granted initially subject to forfeiture and will cliff-vest on the third anniversary of the date of grant, provided that the NEO remains continuously employed until that date. The performance shares will be earned based on our achievement of a predetermined corporate performance target over a three-year performance period. The performance target relates to net value creation, which is defined as the change in our equity value. Equity value, in turn, is defined as our enterprise value (measured as a multiple of recurring EBITDA) less pension-related expenses and funded debt, plus dividends paid. If net value creation over the three-year performance period is at least 110% of target, then 100% of the target performance shares will be earned. If net value creation is at least 100% of the target, then 50% of the target shares will be earned. If it is 132% or more of the target, then 200% of the target shares will be earned. No performance shares will be earned for achievement below 100% of the target. The number of shares earned will be interpolated for performance between threshold and target, or between target and maximum.

The number of shares of Common Stock covered by the equity awards granted to each of our NEOs in 2013 is reflected in the Grants of Plan Based Awards table below. The compensation committee intends to continue to award long-term incentive compensation awards to our executives on an annual basis in the future, although more frequent awards may be made at the discretion of the compensation committee on other occasions, such as in the case of promotions or newly hired executives. In addition, we anticipate that our long-term incentive compensation program for 2014 will include a two-year cash incentive component, the details of which have not yet been finalized.

In early 2014, the compensation committee modified the vesting schedule used for future equity awards from a January 1 vesting date to a March 1 vesting date so that timing of vesting and, in most cases, the related tax event would correspond to an open trading window. This will permit award holders to sell shares to cover withholding taxes that become due as a result of vesting if they are not otherwise prohibited from selling. The compensation committee also modified outstanding equity awards in a similar fashion, contingent on the consent of the affected award holders.

Retirement and Other Benefits

Welfare and Retirement Benefits

As part of a competitive compensation package, we sponsor welfare benefit plans that offer health, life, disability and other insurance coverage to participating employees. We also provide our NEOs with an Executive Medical Plan under which our executives and their families are entitled to reimbursement for up to $20,000 (per family) in medical costs per year. Amounts reimbursed in 2013 under Quad/Graphics’ Executive Medical Plan are reflected in the Summary Compensation Table below.

To help our salaried employees prepare for retirement, we sponsor the Quad/Graphics ESOP, an employee stock purchase plan, and the Quad/Graphics Diversified Plan. The ESOP holds profit sharing contributions of our Common Stock, which are made at the discretion of our board of directors. The Diversified Plan is comprised of participant-directed 401(k) contributions, a Company matching contribution (at a rate of 30% of the first 6% of a participant’s taxable earnings that the participant contributes) and profit sharing-contributions. Our NEOs participate in the ESOP, the Diversified Plan and our broad-based welfare plans on the same basis as our other salaried employees.

In addition to the ESOP and the Diversified Plan, we provide certain executive officers with a supplemental executive retirement plan (sometimes referred to as the SERP), which is designed to provide a competitive retirement benefit and aid in retention and building long-term commitment to the Company. The SERP is described in greater detail following the 2013 Nonqualified Deferred Compensation Table.

Perquisites and Other Personal Benefits

We provide perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable our executives to perform their duties and to enable our Company to attract and retain employees for key positions.

Pursuant to his employment agreement, Mr. Quadracci is entitled to personal use of our corporate aircraft. The compensation committee believes that providing this benefit as part of Mr. Quadracci’s compensation enhances his and his family’s security, minimizes the disruptions and burdens of his personal travel and provides him with additional flexibility and time to attend to Company business notwithstanding his personal travel schedule, and thereby benefits our Company and our shareholders. Other than Mr. Quadracci, none of our NEOs were permitted to use our corporate aircraft for personal use in 2013. The aggregate incremental cost to our Company for personal use of our corporate aircraft by Mr. Quadracci is reflected in the Summary Compensation Table below.

We provide assistance to each of our NEOs with certain financial planning matters and reimbursement of tax preparation fees. We also provide each of our NEOs with an annual car allowance and we reimbursed club membership fees for Messrs. Quadracci and Fowler and approved expenditures related to security for Mr. Quadracci in 2013. We provide the car allowance and reimburse club membership fees primarily for business purposes, though a portion of their use may have a personal aspect. For example, we reimburse club membership fees to encourage Messrs. Quadracci and Fowler to use the memberships for work-related purposes, such as client entertainment, though they may also use the club memberships for personal purposes.

In 2012, our board of directors required Mr. Quadracci to relocate temporarily to New York City to enable him to better focus his time on high-level strategic sales discussions with our customer base. The compensation committee approved the payment of the ordinary and necessary costs associated with the relocation, including housing, broker commissions, moving costs and other related expenses. Some of these costs were incurred in 2013, and the aggregate incremental cost to our Company associated with the relocation expenses incurred in 2013 is reflected in the Summary Compensation Table below.

Post-Termination and Change of Control Arrangements

We maintain employment agreements with each of our NEOs (other than Mr. Jaeger) that entitle the covered NEOs to severance benefits if their employment is terminated by us without cause or by the executive for good reason and that obligate the executives to refrain from competing with us for two years following any termination of employment. In addition, the award agreements under our 2010 Plan provide for the accelerated vesting of stock options and restricted stock upon a change of control of the Company. These arrangements are summarized below under “Potential Payments Upon Termination or Change of Control.”

The compensation committee believes the severance and change of control benefits that we provide our NEOs under these arrangements are consistent with its objective of building shareholder value and contain terms that are similar to those offered to executives of comparable companies. In addition to securing the covered NEOs’ agreement to the non-compete restriction described above, the purpose of the benefits is to focus our NEOs on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change of control. The severance and change of control benefits that we provide our executive officers fulfill these purposes by generally maintaining the executive officers’ expected compensation for a specified period following certain terminations of employment, vesting awards granted prior to a change of control and making the executive officers whole for certain excise taxes that may result from compensation paid and benefits provided in connection with the change of control and any related termination of employment. The compensation committee selected the triggering events for change of control and termination benefits to our executive officers based on its judgment that these events were likely to result in the job security distractions and retention concerns described above. Other than the employment agreements, we have no formal severance program in place for our NEOs.

We also provide our NEOs with an Executive Salary Continuation Plan under which we will continue to pay 60% of the NEO’s base salary to the NEO’s spouse or dependent children if the NEO dies during the term of the NEO’s active employment with our Company. The payments will continue through, in the case of an NEO who dies after age 55 but before retirement, the earlier of (i) the date on which the NEO would have reached age 65 or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse or, in the case of an NEO who dies before age 55, the earlier of (i) the tenth anniversary of the NEO’s death or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse. We offer this benefit to the NEOs as part of what we believe is a competitive compensation package and in lieu of a supplemental executive life insurance policy.

Other Policies and Considerations

Stock Ownership Guidelines

We have implemented stock ownership guidelines for certain executive officers, including our NEOs, to underscore the importance of linking executive compensation and shareholder interests. Executive officers subject to these stock ownership guidelines are encouraged to own a certain dollar value amount of our stock. The stock ownership guidelines state that our Chairman, President and Chief Executive Officer should hold shares with a value at least five times his base salary. For our executive vice presidents, the ownership guideline is at least three times base salary, for all vice presidents and group presidents the ownership guideline is at least two times base salary and for all corporate vice presidents who are not executive officers the ownership guideline is at least equal to base salary. All of the following count toward the ownership applicable thresholds under the policy:

1.	shares held outright (including through trusts for the benefit of the executive officer or of the executive officer’s family members) or in retirement plans;

2.	restricted stock, restricted stock units and deferred stock units; and

3.
with respect to vested stock options granted to holders of certain terminated options in November 2011 (sometimes referred to as 2011 Options), the excess of the fair market value of the underlying shares over the exercise price. As previously disclosed in a Current Report on Form 8-K filed on November 22, 2011 and the proxy statement for our 2012 annual meeting, the 2011 Options were granted in 2011 in connection with the termination and liquidation of certain options that had been granted between the years 1990-2010, before our Company became publicly traded, and that were subject to Section 409A of the Internal Revenue Code. The grant of the 2011 Options became effective upon shareholder approval at our 2012 annual meeting. Other than the 2011 Options, no stock options count toward the ownership threshold under these guidelines.

We also maintain stock ownership guidelines for our non-employee directors that require them to hold shares or share-based awards with a value of at least four times the annual retainer.

Tax and Accounting Considerations

In setting compensation for our NEOs, the compensation committee considers the deductibility of compensation under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally prohibits our Company from taking a tax deduction for compensation in excess of $1.0 million that is paid to our Chairman, President and Chief Executive Officer and our other NEOs, excluding our chief financial officer, and that is not considered “performance-based” compensation under Section 162(m). We have adopted, and our shareholders have approved, the 2010 Plan, which is intended to permit incentive awards granted under the 2010 Plan to qualify as performance-based compensation to the extent the terms of the awards are structured to meet the requirements of Section 162(m) are met. As noted above, our compensation committee has established a subcommittee for the purposes of, among other things, adopting performance goals and determining whether the goals have been met in accordance with Section 162(m). The compensation committee may, however, approve compensation that will not meet the requirements of Section 162(m) in business circumstances where the committee believes that it is appropriate for compensation to be provided even though the ultimate deductibility of that compensation cannot be assured (for example, to ensure competitive levels of total compensation for our executive officers). Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, moreover, no assurance can be given, notwithstanding our intentions, that compensation intended to satisfy the requirements for deductibility under Section 162(m) will do so.

Changes to Executive Officer Positions in 2014

On February 4, 2014, we named several executives to new or expanded roles to support our strategic business initiatives as we have grown in size and complexity. These appointments were effective on March 1, 2014, and were as follows: (1) Mr. Blais was named Executive Vice President of Global Procurement and Platform Strategy, (2) Mr. Fowler was named Vice Chairman and Executive Vice President of Strategy and Corporate Development, (3) Mr. Frankowski was named Chief Operating Officer, (4) Mr. Jaeger was named Executive Vice President, President of Direct Marketing and Media Solutions and Chief Information Officer, (5) David J. Honan, who previously served as our Vice President, Controller & Chief Accounting Officer, was named Vice President and Chief Financial Officer and (6) Kelly A. Vanderboom expanded his role to include President of Logistics in addition to Vice President and Treasurer.

2013 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation that our NEOs earned for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
J. Joel Quadracci Chairman, President and Chief Executive Officer	2013	975,000	—	4,051,004	—	—(4)	353,141	5,379,145
	2012	975,000	—	1,114,331	269,197	3,948,750	612,970	6,920,248
	2011	975,000	—	777,503	1,741,528	399,750	335,746	4,229,527

John C. Fowler Executive Vice President and Chief Financial Officer(5)	2013	600,000	—	1,350,348	—	222,000	40,204	2,212,552
	2012	600,000	—	318,701	76,991	1,860,000	70,733	2,926,425
	2011	600,000	—	222,350	587,452	222,000	73,763	1,705,565

Thomas J. Frankowski Executive Vice President of Manufacturing & Operations and President of Europe(5)	2013	450,000	—	810,217	—	166,500	20,185	1,446,902
	2012	450,000	—	222,861	53,840	1,395,000	26,456	2,148,157
	2011	450,000	—	155,509	465,591	166,500	37,965	1,275,565

David A. Blais Executive Vice President of Sales and Client Services(5)	2013	450,000	—	810,217	—	166,500	36,624	1,463,341
	2012	450,000	—	222,861	53,840	1,395,000	34,798	2,156,499
	2011	450,000	—	155,509	504,821	166,500	44,254	1,321,084

Steven D. Jaeger President of Quad/Direct and Corporate Vice President of Information & Technology(5)	2013	400,000	—	540,172	—	136,000	27,822	1,103,994
	2012	350,000	—	113,014	26,919	910,000	30,597	1,430,530
	2011	350,000	—	77,734	337,999	119,000	39,444	924,177

______________________________

(1)
Amounts are based on the aggregate grant date fair value of the restricted stock and performance share awards to our NEOs under our 2010 Plan as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (sometimes referred to as FASB ASC 718). In the case of performance shares, the amounts shown are based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718 as follows for 2013: Mr. Quadracci – $2,025,502; Mr. Fowler – $675,174; Mr. Frankowski – $405,109; Mr. Blais – $405,109; and Mr. Jaeger – $270,086. The values of the performance shares at the grant date if the highest level of performance conditions were to be achieved would be as follows for 2013: Mr. Quadracci – $4,051,004; Mr. Fowler – $1,350,348; Mr. Frankowski – $810,217; Mr. Blais – $810,217; and Mr. Jaeger – $540,172. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For the assumptions used in the valuation of the awards, please see Note 22, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2013.

(2)
Amounts are based on the aggregate grant date fair value of the option awards to our NEOs under our 2010 Plan as determined in accordance with FASB ASC 718. For the assumptions used in the valuation of the awards, please see Note 22, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2013.

(3)
Amounts reflect the following for individual NEOs for 2013: For Mr. Quadracci – club dues of $9,701; $8,372 for a portion of the salary paid to an employee of our Company attributable to time spent on personal business for Mr. Quadracci, $208,136 for personal use of our corporate aircraft (calculated as the portion of the variable costs of the aircraft attributable to personal use), $69,466 for personal and family security services, $10,000 for the cost of assistance with tax preparation, a matching contribution of $4,590 on 401(k) contributions, car allowance of $8,000, executive medical at a cost of $7,501, moving expenses of $14,414 and a contribution of $12,960 to Mr. Quadracci’s SERP account. For Mr. Fowler – club dues of $4,232, a matching contribution of $4,590 on 401(k) contributions, car allowance of $8,000, executive medical at a cost of $12,714, imputed income of $463 from the interest-free loan under the voting trust purchase plan described in the section titled “Corporate Governance—Certain Other Relationships and Related Person Transactions” and a contribution of $10,206 to Mr. Fowler’s SERP account. For Mr. Frankowski – $300 for assistance with tax preparation, a matching contribution of $4,590 on 401(k) contributions, car allowance of $8,000, executive medical at a cost of $788 and a contribution of $6,507 to Mr. Frankowski’s SERP account. For Mr. Blais – $960 for assistance with tax preparation, a matching contribution of $4,590 on 401(k) contributions, car allowance of $8,000, executive medical at a cost of $16,567 and a contribution of $6,507 to Mr. Blais’ SERP account. For Mr. Jaeger – $300 for assistance with tax preparation, a matching contribution of $4,590 on 401(k) contributions, car allowance of $8,000, executive medical at a cost of $8,820, imputed income of $53, a scholarship of $1,000, and a contribution of $5,058 to Mr. Jaeger’s SERP account (Perquisites are discussed further in the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis—Retirement and Other Benefits—Perquisites and Other Personal Benefits” above).

(4)	As disclosed above, Mr. Quadracci has elected to waive the payment he had otherwise earned under our annual cash incentive program for 2013.

(5)
The titles shown are as of December 31, 2013. On February 4, 2014, we named several executives, including some of the NEOs, to new or expanded roles to support our strategic business initiatives as we have grown in size and complexity. These appointments were effective on March 1, 2014, and included the following relating to the NEOs: (1) Mr. Blais was named Executive Vice President of Global Procurement and Platform Strategy, (2) Mr. Fowler was named Vice Chairman and Executive Vice President of Strategy and Corporate Development, (3) Mr. Frankowski was named Chief Operating Officer, and (4) Mr. Jaeger was named Executive Vice President, President of Direct Marketing and Media Solutions and Chief Information Officer.

GRANTS OF PLAN BASED AWARDS IN 2013

The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2013. The amounts shown in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential future payments at the time of grant only. At the time of grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs’ continued employment. The awards in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were granted under our annual cash incentive program for 2013, and payment was contingent on our achievement of a given level of corporate performance, as described above in the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis—Determining the Amount of Each Element of Compensation—Annual Cash Incentive Compensation.” The amounts, if any, actually earned and paid to our NEOs for 2013 under these awards are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
J. Joel Quadracci	1/1/13	12/13/12	—	—	—	49,669	99,338	198,676	—	2,025,502
	1/1/13	12/13/12	—	—	—	—	—	—	99,338	2,025,502
	—	—	585,000	1,121,250	1,950,000	—	—	—	—	—

John C. Fowler	1/1/13	12/13/12	—	—	—	16,557	33,113	66,226	—	675,174
	1/1/13	12/13/12	—	—	—	—	—	—	33,113	675,174
	—	—	330,000	510,000	900,000	—	—	—	—	—

Thomas J. Frankowski	1/1/13	12/13/12	—	—	—	9,934	19,868	39,736	—	405,109
	1/1/13	12/13/12	—	—	—	—	—	—	19,868	405,109
	—	—	247,500	382,500	675,000	—	—	—	—	—

David A. Blais	1/1/13	12/13/12	—	—	—	9,934	19,868	39,736	—	405,109
	1/1/13	12/13/12	—	—	—	—	—	—	19,868	405,109
	—	—	247,500	382,500	675,000	—	—	—	—	—

Steven D. Jaeger	1/1/13	12/13/12	—	—	—	6,623	13,246	26,492	—	270,086
	1/1/13	12/13/12	—	—	—	—	—	—	13,246	270,086
	—	—	200,000	280,000	460,000	—	—	—	—	—
______________________________

(1)
Amounts represent potential future payouts pursuant to awards granted to Messrs. Quadracci, Fowler, Frankowski, Blais and Jaeger under our annual cash incentive program. The amounts actually earned and paid to our NEOs for 2013 under these awards are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above. As disclosed above, Mr. Quadracci has elected to waive the payment he had otherwise earned under this program for 2013.

(2)
These columns show the range of potential payouts for the performance share awards that we granted under our 2010 Plan, as described in the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis—Determining the Amount of Each Element of Compensation—2013 Process—Long Term Incentive Compensation.” The number of performance shares that are earned, if any, will be based on performance for 2013 to 2015 and will be determined after the end of 2015.

(3)	The amounts shown in this column reflect the number of restricted shares we granted to each NEO pursuant to our 2010 Plan.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table contains information concerning equity awards held by our NEOs that were outstanding as of December 31, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Joel Quadracci	—	—	—	—	196,989(1)	5,364,010(2)	—	—
	—	—	—	—	—	—	49,669(3)	1,352,487(2)(3)
	—	119,643(4)	14.14	1/1/2022	—	—	—	—
	39,881	79,762(5)	41.26	1/1/2021	—	—	—	—
	110,000	40,000(6)	16.62	1/31/2020	—	—	—	—
	76,666	23,334(6)	15.37	1/31/2019	—	—	—	—
	80,000	20,000(6)	29.37	1/31/2018	—	—	—	—
	125,000	25,000(6)	23.37	1/31/2017	—	—	—	—
	7,166	1,834(6)	13.47	11/18/2021	—	—	—	—
	3,333	917(6)	13.47	11/18/2021	—	—	—	—
	3,150	788(6)	13.47	11/18/2021	—	—	—	—
	4,550	700(6)	13.47	11/18/2021	—	—	—	—
	5,600	1,225(6)	13.47	11/18/2021	—	—	—	—
	2,975	700(6)	13.47	11/18/2021	—	—	—	—
	4,410	—	13.47	11/18/2021	—	—	—	—

John C. Fowler	—	—	—	—	61,041(7)	1,662,146(2)	—	—
	—	—	—	—	—	—	16,557(3)	450,847(2)(3)
	—	34,218(4)	14.14	1/1/2022	—	—	—	—
	11,406	22,812(5)	41.26	1/1/2021	—	—	—	—
	34,950	10,050(6)	16.62	1/31/2020	—	—	—	—
	20,000	10,000(6)	15.37	1/31/2020	—	—	—	—
	30,000	—	29.37	1/31/2019	—	—	—	—
	318,000	—	23.37	1/31/2017	—	—	—	—
	17,500	—	13.47	11/18/2021	—	—	—	—
	6,500	—	19.12	11/18/2021	—	—	—	—
	10,000	—	13.47	11/18/2021	—	—	—	—
	7,350	—	13.47	11/18/2021	—	—	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas J. Frankowski	—	—	—	—	39,398(8)	1,072,808(2)	—	—
	—	—	—	—	—	—	9,934(3)	270,503(2)(3)
	—	23,929(4)	14.14	1/1/2022	—	—	—	—
	7,976	15,953(5)	41.26	1/1/2021	—	—	—	—
	14,666	5,334(6)	16.62	1/31/2020	—	—	—	—
	23,000	7,000(6)	15.37	1/31/2019	—	—	—	—
	16,000	4,000(6)	29.37	1/31/2018	—	—	—	—
	33,333	6,667(6)	23.37	1/31/2017	—	—	—	—
	7,166	1,834(6)	13.47	11/18/2021	—	—	—	—
	2,400	—	19.12	11/18/2021	—	—	—	—
	3,583	917(6)	13.47	11/18/2021	—	—	—	—
	3,412	788(6)	13.47	11/18/2021	—	—	—	—
	3,238	700(6)	13.47	11/18/2021	—	—	—	—
	6,125	1,225(6)	13.47	11/18/2021	—	—	—	—
	4,962	—	13.47	11/18/2021	—	—	—	—

David A. Blais	—	—	—	—	39,398(8)	1,072,808(2)	—	—
	—	—	—	—	—	—	9,934(3)	270,503(2)(3)
	—	23,929(4)	14.14	1/1/2022	—	—	—	—
	7,976	15,953(5)	41.26	1/1/2021	—	—	—	—
	22,000	8,000(6)	16.62	1/31/2020	—	—	—	—
	15,333	4,667(6)	15.37	1/31/2019	—	—	—	—
	16,000	4,000(6)	29.37	1/31/2018	—	—	—	—
	50,000	10,000(6)	23.37	1/31/2017	—	—	—	—
	8,166	1,834(6)	13.47	11/18/2021	—	—	—	—
	8,166	1,834(6)	13.47	11/18/2021	—	—	—	—
	4,462	788(6)	13.47	11/18/2021	—	—	—	—
	4,550	700(6)	13.47	11/18/2021	—	—	—	—
	5,125	1,225(6)	13.47	11/18/2021	—	—	—	—
	5,075	700(6)	13.47	11/18/2021	—	—	—	—
	2,757	—	13.47	11/18/2021	—	—	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven D. Jaeger	—	—	—	—	23,011(9)	626,590(2)	—	—
	—	—	—	—	—	—	6,623(3)	180,344(2)(3)
	—	11,964(4)	14.14	1/1/2022	—	—	—	—
	3,988	7,976(5)	41.26	1/1/2021	—	—	—	—
	14,666	5,334(6)	16.62	1/31/2020	—	—	—	—
	11,500	3,500(6)	15.37	1/31/2019	—	—	—	—
	24,000	6,000(6)	29.37	1/31/2018	—	—	—	—
	16,666	3,334(6)	23.37	1/31/2017	—	—	—	—
	4,083	917(6)	13.47	11/18/2021	—	—	—	—
	2,041	459(6)	13.47	11/18/2021	—	—	—	—
	1,837	788(6)	13.47	11/18/2021	—	—	—	—
	1,500	700(6)	13.47	11/18/2021	—	—	—	—
	1,225	1,225(6)	13.47	11/18/2021	—	—	—	—
	1,750	1,750(6)	13.47	11/18/2021	—	—	—	—
______________________________

(1)	18,844 shares vested on January 1, 2014, 78,807 shares vest on January 1, 2015 and 99,338 shares vest on January 1, 2016.

(2)	Market value computed by multiplying the number of shares that have not vested by $27.23, which was the closing price of a share of our Common Stock on the last trading day of 2013.

(3)	In accordance with SEC requirements, the number of shares is based on achieving threshold performance goals because 2013 performance did not exceed the threshold level.

(4)	Vests and becomes exercisable 1/3 on each of January 1, 2014, January 1, 2015 and January 1, 2016.

(5)	Vests and becomes exercisable 1/2 on each of January 1, 2014 and January 1, 2015.

(6)	Vests and becomes exercisable on November 18, 2014.

(7)	5,389 shares vested on January 1, 2014, 22,539 shares vest on January 1, 2015 and 33,113 shares vest on January 1, 2016.

(8)	3,769 shares vested on January 1, 2014, 15,761 shares vest on January 1, 2015 and 19,868 shares vest on January 1, 2016.

(9)	1,884 shares vested on January 1, 2014, 7,881 shares vest on January 1, 2015 and 13,246 shares vest on January 1, 2016.

OPTION EXERCISES AND STOCK VESTED IN 2013

The following table contains information concerning option awards that were exercised by our NEOs in 2013. None of our NEOs’ stock awards vested in 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Joel Quadracci	—	—	—	—
John C. Fowler	—	—	—	—
Thomas J. Frankowski	—	—	—	—
David A. Blais	—	—	—	—
Steven D. Jaeger	20,000	407,384	—	—
______________________________

(1)	Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our class A common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our class A common stock on the NYSE on the date of exercise and the exercise price of the options.

2013 PENSION BENEFITS

None of our NEOs participate in any of our defined benefit pension plans.

2013 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth certain information with respect to our NEOs’ participation in our SERP, which is a nonqualified deferred compensation plan that we maintain, during the year ended December 31, 2013. The material terms of the SERP are described after the table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Joel Quadracci	—	12,960	11,979	—	851,048
John C. Fowler	—	10,206	8,152	—	580,535
Thomas J. Frankowski	—	6,507	5,271	—	375,318
David A. Blais	—	6,507	4,522	—	322,896
Steven D. Jaeger	—	5,058	2,861	—	205,232
______________________________

(1)
Amounts shown in the column below reflect the Company contributions that we cannot make under our Diversified Plan due to restrictions under the Internal Revenue Code. These amounts are also included in the Summary Compensation Table.

(2)
These Aggregate Earnings are based on the Stable Asset Fund investment alternative under our Diversified Plan, are not “above-market or preferential earnings” as defined by the rules of the SEC and are therefore not required to be reported in the Summary Compensation Table.

Quad/Graphics’ Supplemental Executive Retirement Plan

As described above under “—Compensation Discussion and Analysis—Welfare and Retirement Benefits,” we maintain a SERP in which our NEOs are eligible to participate. The SERP is a nonqualified deferred compensation plan, not intended to meet the tax qualification requirements of Section 401(a) of the Internal Revenue Code.

Under the SERP, our NEOs are eligible to receive contributions from us at the end of each year in an amount determined by the amount of the NEO’s compensation that was subject to limitations imposed by Section 401(a)(17) under the Internal Revenue Code and the amount of our profit sharing and 401(k) matching contribution to the NEO under our Diversified Plan for the year. The amount of the NEO’s benefit under the SERP is equal to the cumulative contributions made by us to the NEO’s account, adjusted to reflect the investment income, gains and losses on a fund designated by us in our sole discretion, less any previous payments from such account.

Participants become vested in their benefits on (i) their separation from service after reaching age 55 or (ii) their separation from service prior to age 55 as a result of death or disability. Participants may elect the times and form of payment of their benefit under the SERP from among the following alternatives:

•	A lump sum payment during the calendar month following the month in which the NEO’s separation from service occurs;

•	A lump sum payment during the calendar month following the first anniversary of the NEO’s separation from service;

•	A lump sum payment during the calendar month following the second anniversary of the NEO’s separation from service;

•	A lump sum payment during the calendar month following the third anniversary of the NEO’s separation from service;

•	A lump sum payment during the calendar month following the fourth anniversary of the NEO’s separation from service; or

•
Five annual installments, with one-fifth of the account balance being paid during the calendar month following the month in which the NEO’s separation from service occurs, one-quarter of the then-current account balance being paid during the subsequent January, and then, respectively, one-third, one-half, and the remainder of the then-current account balance being paid during each of the following three Januarys.

Potential Payments Upon Termination or Change of Control

As noted above, we maintain employment agreements with our NEOs (other than Mr. Jaeger) that provide for severance benefits upon certain terminations of employment and obligate the NEOs to refrain from competing with us for two years following any termination of employment. If a covered NEO’s employment is terminated by our Company other than for “cause” or by the executive with “good reason” (sometimes referred to as a triggering employment termination), the NEO will receive severance benefits generally consisting of monthly payments based on the executive’s average annual cash consideration and the continuation of benefits through the remaining term of the employment agreement. The average annual cash consideration is defined generally as an amount equal to (i) the annual base salary in effect on the termination date plus (ii) the average annual cash performance bonus paid to executive pursuant to the employment agreement during the three-year period immediately preceding the termination date (subject to a minimum average annual cash consideration amount for each NEO). After the remaining term expires, the covered NEO is entitled to receive his base salary through the remainder of the two-year non-compete period. Each covered NEO may also receive up to $50,000 in outplacement services at our expense and continue to participate in any specified fringe benefit to the extent it applies to an executive officer whose employment has been terminated. The employment agreements further provide that the covered NEOs would be entitled to receive continuation in our medical, health, prescription drug, dental, disability, accident and life insurance plans through the months remaining under the employment agreements.

“Cause” is generally defined under the employment agreements to include intentional and willful acts of the NEO involving fraud, embezzlement or theft, gross misconduct on the part of the NEO that is intentional and willful and that materially and demonstrably causes serious financial injury to our Company, any conviction of the NEO of a felony, certain breaches of restrictive covenants under the agreement and any intentional, willful and material failure of the NEO to perform his employment duties for an extended period after our board of directors delivers a written demand for performance.

“Good reason” is generally defined under the employment agreements to include any material breach of the employment agreement by our Company, a reduction in the NEO’s salary (other than for cause) or any reduction in the NEO’s performance bonus or other incentive compensation potential (other than any change, except to lower base salary below the level originally specified in the agreement, that applies to substantially all of our other executive officers who are entitled to such benefits), or any material change (other than for cause) in the NEO’s conditions of employment with our Company.

Upon any termination of employment, regardless of the reason, the employment agreements provide that a covered NEO’s outstanding stock options that were outstanding as of January 1, 2004 immediately vest, and the NEO’s exercise date for such options will be extended for a period of two years from the termination date.

The equity plans and related option, restricted stock and performance share agreements under which our stock option, restricted stock and performance share awards were granted also provide that, in the event of a change of control of our Company, or upon a termination as a result of death or disability, all unvested options and shares of restricted stock will become immediately vested and, in the case of stock options, exercisable, and that all performance shares will become earned at the target performance level. The option, restricted stock and performance share agreements also provide that all unvested options and a portion of unvested restricted stock and unearned performance shares will become immediately vested or earned, as applicable, upon retirement on or after age 65 (only if, in the case of restricted stock, the retirement is approved by an authorized senior executive). None of our NEOs were age 65 or older as of the last business day of 2013.

Upon the consummation of a change of control of our Company following a covered NEO’s termination, the employment agreements provide that the remaining cash portion of any severance benefits payable are immediately due and payable in full. The employment agreements provide that if any payment or benefit to a covered NEO would trigger the excise tax imposed by Internal Revenue Code Section 4999, then we would make an additional gross-up payment to such executive so that, after payment of income tax and excise tax on this gross-up payment, the executive would have sufficient funds to pay the excise tax triggered by the other payments and benefits.

A “change of control” of our Company is generally defined for purposes of the equity plans to include any person or group acquiring ownership of our Common Stock that, together with such stock already held by such person or group, constitutes more than 50% of the total voting power of our Common Stock. Transfers to (i) lineal descendants of the transferor, (ii) spouses of the transferor or such lineal descendants, or (iii) trusts, partnerships or other legal entities for the benefit of the transferor or any of the transferees described in (i) or (ii) are not considered in determining whether a change of control has occurred.

Quantification of Potential Payments on a Change of Control or Termination Event

The tables below reflect the amount of compensation that would be paid to each of our NEOs in the event of a change of control of our Company or a triggering termination of such NEO’s employment with our Company. The amounts shown in the tables below assume, among other things, that the applicable triggering event occurred on the last business day of 2013, and include estimates of the amounts that would be paid to the NEOs following the triggering event. In the case of payments under the employment agreements triggered by a termination of employment, the amounts shown assume, solely for purposes of the tabular disclosure below, that we provided a notice of non-renewal on December 31, 2013 so that the terms of employment for our NEOs were not extended beyond December 31, 2014. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. The actual amounts to be paid can only be determined at the time of the triggering event. Payments under the arrangements are generally made in a lump sum, except for non-compete continuation payments, which are made in installments over the remaining term of the non-compete, and payments under our salary continuation plan, which are made in equal monthly installments over for duration of the benefit (generally 10 years in the case of the NEOs based on the assumptions described above).

The following table sets forth the estimated amounts that would have become payable to our NEOs if a change in control of our Company and a triggering employment termination had occurred on December 31, 2013:

Executive	Cash Termination Payment(1) ($)	Restricted Stock Vesting(2) ($)	Stock Option Vesting(2) ($)	Perfor-mance Share Vesting(2) ($)	Non-compete Contin-uation(1) ($)	Proportion-ate Bonus and Incentive(1) ($)	Out-placement(3) ($)	Welfare and Insurance Coverage(1) ($)	Excise Tax Gross Up ($)	Totals(4) ($)
J. Joel Quadracci	1,727,183	5,364,010	2,448,585	2,704,974	975,000	399,750	50,000	15,573	—	13,685,075
John C. Fowler	1,009,333	1,662,146	673,144	901,667	600,000	222,000	50,000	11,518	—	5,129,808
Thomas J. Frankowski	770,125	1,072,808	553,763	541,006	450,000	166,500	50,000	10,822	—	3,615,024
David A. Blais	770,125	1,072,808	589,496	541,006	450,000	166,500	50,000	15,651	—	3,655,586
Steven D. Jaeger	—	626,590	347,913	360,689	—	—	—	—	—	1,335,192
Totals	4,276,766	9,798,362	4,612,901	5,049,342	2,475,000	954,750	200,000	53,564	—	27,420,685
______________________________

(1)	Triggered solely upon a covered termination of the executive officer.

(2)	Reflects an assumed value per share of $27.23, which was the closing price of a share of our Common Stock on the last trading day of 2013.

(3)	Outplacement services are assumed to be $50,000 per year.

(4)	Amounts assume that no fringe benefit policies would apply to terminated executives following termination.

The following table sets forth the estimated value of accelerated vesting that would have occurred with respect to the equity grants of our NEOs if a change in control of our Company, but no termination of employment, had occurred on December 31, 2013:

Executive	Restricted Stock Vesting (1) ($)	Stock Option Vesting (1) ($)	Performance Share Vesting (1) ($)
J. Joel Quadracci	5,364,010	2,448,585	2,704,974
John C. Fowler	1,662,146	673,144	901,667
Thomas J. Frankowski	1,072,808	553,763	541,006
David A. Blais	1,072,808	589,496	541,006
Steven D. Jaeger	626,590	347,913	360,689
Totals	9,798,362	4,612,901	5,049,342
______________________________

(1)	Reflects an assumed value per share of $27.23, which was the closing price of a share of our Common Stock on the last trading day of 2013.

The following table sets forth the estimated amounts that would have become payable to our NEOs under their employment arrangements if a triggering employment termination (but no change of control) had occurred on December 31, 2013:

Executive	Cash Termination Payment ($)	Non-compete Continuation ($)	Proportionate Bonus and Incentive ($)	Outplacement(1) ($)	Welfare and Insurance Coverage ($)	Totals(2) ($)
J. Joel Quadracci	1,727,183	975,000	399,750	50,000	15,573	3,167,506
John C. Fowler	1,009,333	600,000	222,000	50,000	11,518	1,892,851
Thomas J. Frankowski	770,125	450,000	166,500	50,000	10,822	1,447,447
David A. Blais	770,125	450,000	166,500	50,000	15,651	1,452,276
Steven D. Jaeger	—	—	—	—	—	—
Totals	4,276,766	2,475,000	954,750	200,000	53,564	7,960,080
______________________________

(1)	Outplacement services are assumed to be $50,000 per year.

(2)	Amounts assume that no fringe benefit polices would apply to terminated executives following termination.

Upon a termination of employment for cause or without good reason, or by reason of death or disability, as of December 31, 2013, the employment agreements of our NEOs would have entitled the terminated NEO only to continued payment of the NEO’s base salary and employee benefits through the date of termination. The following table sets forth the estimated amounts that would have become payable to our NEOs under their other employment arrangements if their employment had been terminated as a result of death or disability on December 31, 2013:

Executive	SERP(1) ($)	Base Salary Continuation(2) ($)	Restricted Stock Vesting(3) ($)	Stock Option Vesting(3) ($)	Performance Share Vesting(3) ($)	Totals ($)
J. Joel Quadracci	851,048	5,051,050	5,364,010	2,448,585	2,704,974	16,419,667
John C. Fowler	—	560,703	1,662,146	673,144	901,667	3,797,660
Thomas J. Frankowski	375,318	1,996,095	1,072,808	553,763	541,006	4,538,990
David A. Blais	322,896	2,331,254	1,072,808	589,496	541,006	4,857,460
Steven D. Jaeger	205,232	2,072,226	626,590	347,913	360,689	3,612,650
Totals	1,754,494	12,011,328	9,798,362	4,612,901	5,049,342	33,226,427
______________________________

(1)	The enhanced benefit the executive officer receives upon death or disability.

(2)
Triggered solely upon the death of the executive officer, and payable over a period of 120 months (31 months for Mr. Fowler). All amounts shown are present values of the expected benefits and assume the spouse of each executive officer will live until at least December 31, 2023.

(3)
Reflects an assumed value per share of $27.23, which was the closing price of a share of our Common Stock on the last trading day of 2013, and, for performance shares, achievement of the performance goals at the target level.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

John S. Shiely, Chairperson
William J. Abraham, Jr.
Douglas P. Buth

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company views executive compensation as an important matter both to us and to the Company’s shareholders. As required by Section 14A of the Securities Exchange Act of 1934, the Company is asking shareholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers as disclosed in the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion contained in this proxy statement. This advisory vote on the compensation of our named executive officers allows the Company’s shareholders to express their views on our executive compensation programs. For a further description of the Company’s executive compensation programs, please see the disclosure in the section titled “Compensation of Executive Officers” above.

The Board would like the support of the Company’s shareholders for the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement.”

The compensation of our named executive officers as disclosed in the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion contained in this proxy statement will be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution, assuming a quorum exists. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will not be counted and therefore have no effect on approval of this resolution. Shares of the Company’s class A common stock and class B common stock vote together as a single class on this advisory vote.

This advisory vote on the compensation of our named executive officers is not binding on the Company, the Board or the compensation committee of the Board. However, the Board and the compensation committee of the Board will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

DIRECTOR COMPENSATION

The Company currently has in effect the following compensation program for its non-employee directors: an annual retainer of $100,000, an additional retainer of $20,000 for the chairperson of the audit committee and $10,000 for the chairperson of each of the other committees of the Board and an annual award of deferred stock units under the 2010 Plan with a target value of $100,000. The number of deferred stock units actually awarded was determined using a ninety-day volume weighted average price prior to the grant date.

The following table summarizes the compensation of the Company’s non-employee directors for 2013. As an employee director, or, in the case of Betty Ewens Quadracci, a former employee director, neither J. Joel Quadracci nor Betty Ewens Quadracci received any compensation for their service as directors, and they are therefore omitted from the table. Mr. Quadracci’s compensation for serving as the Company’s Chairman, President and Chief Executive Officer, and Ms. Quadracci’s compensation for serving as a Company employee prior to her death in December 2013, is set forth in this proxy statement under the sections titled “Compensation of Executive Officers” and “Corporate Governance—Compensation Committee Interlocks and Insider Participation,” respectively. The Company also reimbursed each of its directors, including its employee directors, for expenses incurred in connection with attendance at meetings of the Board and its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
William J. Abraham, Jr.	100,000	135,043	—	10,000	245,043
Douglas P. Buth	120,000	135,043	—	10,000	265,043
Kathryn Quadracci Flores(4)	—	—	—	—	—
Christopher B. Harned	110,000	135,043	—	20,000	265,043
Thomas O. Ryder	100,000	135,043	—	10,000	245,043
John S. Shiely	110,000	135,043	—	10,000	255,043
______________________________

(1)
Amounts are based on the aggregate grant date fair value of the awards to the directors under the 2010 Plan as determined in accordance with FASB ASC Topic 718. For the assumptions used in the valuation of the awards to the Company’s non-employee directors, please see Note 22, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2013.

(2)
The aggregate number of option awards outstanding as of December 31, 2013 for each non-employee director was as follows: Mr. Abraham held options to purchase an aggregate of 22,500 shares of class A common stock; Mr. Buth held options to purchase an aggregate of 17,500 shares of class A common stock; Mr. Harned held options to purchase an aggregate of 17,500 shares of class A common stock; and Mr. Shiely held options to purchase an aggregate of 22,500 shares of class A common stock. Dr. Flores and Mr. Ryder did not hold any options as of December 31, 2013.

(3)	Consists of charitable contributions made during the year in the indicated director’s name.

(4)	Elected as a director effective as of December 13, 2013.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any owner of greater than 10% of the Company’s Common Stock to file reports with the SEC concerning their ownership of the Company’s Common Stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2013, all of its directors and executive officers and owners of greater than 10% of the Company’s Common Stock complied with the Section 16(a) filing requirements.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP acted as the independent registered public accounting firm for the Company in 2013 and it is anticipated that such firm will be similarly appointed to act in 2014. The audit committee of the Board is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

For the years ended December 31, 2013 and 2012, the Company incurred the following fees by its independent registered public accounting firm, Deloitte & Touche LLP:

	2013	2012
Audit fees(1)	$3,337,000	$3,322,000
Audit-related fees(2)	—	100,000
Tax fees(3)	719,000	971,000
All other fees	—	—
Total	$4,056,000	$4,393,000
______________________________

(1)
Audit fees paid to Deloitte & Touche LLP were for services and expenses associated with the 2013 and 2012 audits of the annual financial statements, including foreign subsidiary statutory audits and quarterly reviews of the financial statements included in the Company’s quarterly Form 10-Q.

(2)	Audit-related fees paid to Deloitte & Touche LLP were for services in connection with acquisition due diligence assistance, employee benefit plan audits, and an agreed upon procedures report.

(3)	Tax fees paid to Deloitte & Touche LLP were for services for tax return preparation (including expatriate tax returns) and tax consultation.

The audit committee of the Board does not consider the provision of non-audit services by Deloitte & Touche LLP to be incompatible with maintaining auditor independence. The audit committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the audit committee may delegate its pre-approval authority to the chairman (up to a set dollar amount), provided that chairman’s decisions to grant pre-approvals are presented to the full audit committee at its next scheduled meeting. The audit committee’s pre-approval policies do not permit the delegation of the audit committee’s responsibilities to management. All services performed in connection with the fees reported under the headings audit fees, audit-related fees and tax fees after the Company became a publicly-traded company in July 2010 were pre-approved by the audit committee in accordance with SEC’s rules and the committee’s policies and procedures.

Shareholder Proposals

A shareholder of the Company who intends to present a proposal at, and have the proposal included in the Company’s proxy statement for, an annual meeting of shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order to comply with such rule, among other things, proposals submitted for the 2015 Annual Meeting must be received by the Company by the close of business on December 16, 2014. In addition, a shareholder who otherwise intends to present a proposal at an annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s bylaws. Among other things, to present a proposal at an annual meeting, a shareholder must give timely written notice thereof, complying with the bylaws, to the Secretary of the Company. Under the bylaws, if such notice is not received by the Company on a timely basis, the Company will not be required to present such proposal at the annual meeting. If the Board chooses to present such proposal at the annual meeting, then the persons named in proxies solicited by the Board for that annual meeting may exercise discretionary voting power with respect to such proposal. To be timely, a shareholder who intends to present a proposal at the 2015 Annual Meeting, but does not intend to have the proposal included in the Company’s proxy statement for such meeting, must provide the Company with the required written notice so that the Company receives it on or before December 31, 2014 (assuming a meeting date before May 1, 2015). If the date of the 2015 Annual Meeting is on or after May 1, 2015, then the deadline for receipt by the Company of a timely notice under the bylaws is extended one day after December 31, 2014 for each day after April 30, 2015 until the date of the 2015 Annual Meeting (for example, if the 2015 Annual Meeting will be held on May 10, 2015, then the notice deadline under the Company’s bylaws would be January 10, 2015).

Assessment of Compensation-Related Risk

In 2010, the Company’s management conducted an evaluation of its compensation arrangements for executive officers and non-executive officer employees and the incentives created by such arrangements for employees to take risks. As a result of this assessment, the Company’s management concluded, based primarily on the fact that the Company currently has no material commission-based compensation programs and the fact that amounts earned under its primary cash-based incentive program are determined subjectively based on a large number of Company-wide performance measures, that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct

The Company has adopted a written Code of Business Conduct that applies to all of the Company’s employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Controller and other persons performing similar functions. The Code of Business Conduct is available, free of charge, on the Company’s website, www.qg.com.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify the Company of their requests by calling or writing Jennifer J. Kent, Vice President, General Counsel and Secretary, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995, or at telephone number (414) 566-2033.

QUAD/GRAPHICS, INC.

Jennifer J. Kent
Vice President, General Counsel and Secretary

Sussex, Wisconsin
April 15, 2014

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 19, 2014

The Notice of Annual Meeting of Shareholders to be held May 19, 2014, the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders and the Company's 2013 Annual Report to Shareholders are available at http://www.qg.com/annualmeeting.

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote your Class A common stock.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730000000000001000 4 051914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ William J. Abraham, Jr.
- ○ Douglas P. Buth
- ○ Christopher B. Harned
- ○ J. Joel Quadracci
- ○ Kathryn Quadracci Flores
- ○ Thomas O. Ryder
- ○ John S. Shiely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, and "FOR" the approval of the compensation of our named executive officers as disclosed in the accompanying proxy statement.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 19, 2014, the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders and the Company's 2013 Annual Report to Shareholders.

THIS PROXY CARD IS FOR YOUR CLASS A COMMON STOCK ONLY.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

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QUAD/GRAPHICS, INC.

N61 W23044 Harry's Way

Sussex, Wisconsin 53089

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Jennifer J. Kent, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares of class A common stock and class B common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 31, 2014, at the Annual Meeting of Shareholders to be held on May 19, 2014, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 19, 2014

The Notice of Annual Meeting of Shareholders to be held May 19, 2014, the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders and the Company's 2013 Annual Report to Shareholders are available at http://www.qg.com/annualmeeting.

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote your Class B common stock.

Please detach along perforated line and mail in the envelope provided.

20730000000000001000 4 051914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ William J. Abraham, Jr.
- ○ Douglas P. Buth
- ○ Christopher B. Harned
- ○ J. Joel Quadracci
- ○ Kathryn Quadracci Flores
- ○ Thomas O. Ryder
- ○ John S. Shiely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, and "FOR" the approval of the compensation of our named executive officers as disclosed in the accompanying proxy statement.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 19, 2014, the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders and the Company's 2013 Annual Report to Shareholders.

THIS PROXY CARD IS FOR YOUR CLASS B COMMON STOCK ONLY.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

QUAD/GRAPHICS, INC.

N61 W23044 Harry's Way

Sussex, Wisconsin 53089

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Jennifer J. Kent, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares of class A common stock and class B common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 31, 2014, at the Annual Meeting of Shareholders to be held on May 19, 2014, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 19, 2014

FOR SHARES HELD IN THE QUAD/GRAPHICS ESOP

The Notice of Annual Meeting of Shareholders to be held May 19, 2014, the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders and the Company's 2013 Annual Report to Shareholders are available at http://www.qg.com/annualmeeting.

Please sign, date and mail your proxy card in the envelope provided as soon as possible for shares held in the Quad/Graphics ESOP.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730000000000001000 4 051914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ William J. Abraham, Jr.
- ○ Douglas P. Buth
- ○ Christopher B. Harned
- ○ J. Joel Quadracci
- ○ Kathryn Quadracci Flores
- ○ Thomas O. Ryder
- ○ John S. Shiely

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, and "FOR" the approval of the compensation of our named executive officers as disclosed in the accompanying proxy statement.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 19, 2014, the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders and the Company's 2013 Annual Report to Shareholders

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE TO PARTICIPANTS IN THE QUAD/GRAPHICS ESOP:

Each participant in the Quad/Graphics ESOP has the right to direct the trustee, BMO Harris Bank, N.A., as to the exercise of all voting rights with respect to Quad/Graphics common stock in the participant's accounts by returning this completed, signed and dated proxy card in the envelope provided. **Your vote must be received by MAY 14, 2014 to be voted at the annual meeting. Stock owned in the Quad/Graphics ESOP may NOT be voted in person at the annual meeting.** The trustee will vote the ESOP shares as instructed by ESOP participants. If a participant in the Quad/Graphics ESOP does not provide voting instructions by May 14, 2014, the trustee will not vote the participant's shares in the ESOP.

0

QUAD/GRAPHICS, INC.

N61 W23044 Harry's Way

Sussex, Wisconsin 53089

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Jennifer J. Kent, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares of class A common stock and class B common stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 31, 2014, at the Annual Meeting of Shareholders to be held on May 19, 2014, at 10:00 a.m., Central Time, at the Company's corporate offices located at N61 W23044 Harry's Way, Sussex, Wisconsin 53089, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

14475

QuickLinks

ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
STOCK OWNERSHIP OF MANAGEMENT AND OTHERS
COMPENSATION OF EXECUTIVE OFFICERS
2013 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2013
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
OPTION EXERCISES AND STOCK VESTED IN 2013
2013 PENSION BENEFITS
2013 NONQUALIFIED DEFERRED COMPENSATION
COMPENSATION COMMITTEE REPORT
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
DIRECTOR COMPENSATION
MISCELLANEOUS